Exhibit 10.4

CTI/ Movianto Nederland

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LOGISTICS AGREEMENT

Dated September 1, 2012

BETWEEN

CTI Life Sciences Limited, a company duly established according to the laws of the United Kingdom, with its registered office located at Highlands House, Basingstoke Road, Spencers Wood, Reading, Berkshire, RG7 1NT, UK.

hereafter “CLIENT”

AND

Movianto Nederland BV, a company duly established according to the laws of the Netherlands, with its registered office located at Keltenweg 70, 5342 LP, Oss, The Netherlands.

hereafter “MOVIANTO”

CTI Life Sciences Limited, and MOVIANTO may also be hereinafter referred to as “a Party” or as “the Parties”, as the case may be.

WITNESSETH

WHEREAS MOVIANTO is acting as a logistics service provider in the TERRITORY and has been selected to provide certain warehousing and distribution services in Netherlands for CTI Life Sciences Limited and its Associates.

WHEREAS CTI Life Sciences Limited wishes to have use of MOVIANTO’s warehousing and distribution services in Netherlands for its pharmaceutical products.

NOW THEREFORE THE PARTIES AGREE ON THE FOLLOWING TERMS AND CONDITIONS:

1.	Interpretation

1.1	Defined Terms

In this AGREEMENT the following capitalised words and expressions shall have the following meanings, respectively:

“ADDITIONAL PRODUCT” means any finished drug products or medicinal products and health care products not covered by this Agreement as of the EFFECTIVE

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DATE and which are subsequently added to the scope of this Agreement by CLIENT in accordance with Clause 2.3.

“AGREEMENT” means this Logistics Agreement as agreed between the parties.

“APPLICABLE LAWS AND REGULATIONS” means all EU and national laws, regulations, guidelines and professional and industry codes of conduct applicable in the TERRITORY to the SERVICES, including but not limited to Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001 on the Community code relating to medicinal products for human use (the “Community Code on medicinal products”), the GOOD DISTRIBUTION PRACTICE and the national laws, regulations and guidance implementing the above Directive and Guidelines.

“AVC / CMR CONDITIONS OF CARRIAGE” means standard terms and conditions of carriage issued by Stichting Vervoeradres from time to time.

“ASSOCIATE” means with respect to either Party, any person, firm, trust, corporation or other entity or combination thereof which directly or indirectly controls, is controlled by, or is under common control with such Party; the terms “control” and “controlled” meaning ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, corporation or other entity or combination thereof or the power to direct the management of such person, firm, trust, corporation or other entity or combination thereof.

“COMMERCIAL DEBT” means all accounts receivable that have not cleared and remain unpaid.

“CONDITIONS OF STORAGE” Standard terms and conditions of storage issued by the Physical Distribution Group from time to time, which are in strict accordance with the APPLICABLE LAWS AND REGULATIONS, including but not limited to the GOOD DISTRIBUTION PRACTICE and the national laws, regulations or guidance implementing the GOOD DISTRIBUTION PRACTICE.

“EFFECTIVE DATE” means the date specified in Article 15 “Term and Termination”.

“GOOD DISTRIBUTION PRACTICE” means distribution practice as set out in the Guidelines on Good Distribution Practice of Medicinal Products for Human Use in the European Community (94/C 63/03) issued by the European Commission.

“HEALTH AUTHORITIES” means any regulatory authority responsible for regulating the manufacture, marketing, sale and distribution of finished drug products or medicinal products and health care products for human use in the TERRITORY.

“MARKETING AUTHORISATION” means the authorisation granted by the competent HEALTH AUTHORITIES in accordance with the APPLICABLE LAWS AND REGULATIONS which permits the commercialisation of a PRODUCT in the TERRITORY. The term MARKETING AUTHORIZATION includes the approved Summaries of Product Characteristics for the PRODUCTS.

“PERFORMANCE STANDARDS” means key operational standards against which MOVIANTO’s performance will be monitored as set out in SCHEDULE 1.

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“PRODUCTS” means the presentations listed in APPENDIX 1 of certain prescription and non-prescription finished drug products or medicinal products and health care products for human use, and as such APPENDIX may be amended from time to time in accordance with Clause 2.2.

“RELEVANT COSTS” means any new tax or increased/decreased rate of tax or any increase/decrease in the cost of fuel or any increase/decrease in the cost of MOVIANTO’s insurances or increases/decreases in other direct costs which has the effect of increasing or decreasing the costs incurred by MOVIANTO in supplying the Services.

“SERVICES” means the provision by MOVIANTO of warehousing, transportation and distribution services for the PRODUCTS and all related activities, in accordance with the terms of this Agreement, the TECHNICAL AGREEMENT and as otherwise listed in SCHEDULE 3.

“SERVICE FEE” means the remuneration payable by CLIENT to MOVIANTO in respect of the provision of the Services listed in SCHEDULE 3, as set out in APPENDIX 2. Additionally, a one-off fee for IT implementation applies as set out in APPENDIX 2.

“STOCK” means the stock of PRODUCTS located in the WAREHOUSE.

“TECHNICAL INFORMATION” means all documents and materials provided by or on behalf of CLIENT to MOVIANTO as well as all written amendments thereto, including in particular but without limitation, instructions and specifications necessary to store, handle and transport the PRODUCTS, all as referred to in this Agreement. The TECHNICAL INFORMATION includes the TECHNICAL AGREEMENT signed by the Parties on or around the date of this Agreement, which will form part of this Agreement.

“TERRITORY” means the countries listed in SCHEDULE 3.

“WAREHOUSE” means MOVIANTO’s warehouse located at Keltenweg 70, 5342 LP, Oss, Netherlands, where it stores or intends to store the PRODUCTS.

“WORKS” means the works set out on SCHEDULE 2 hereto, which are to be completed by MOVIANTO to CLIENT’s reasonable satisfaction under this Agreement.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	a reference to a Clause, SCHEDULE or APPENDIX is to a clause of or schedule or appendix to this Agreement (as the case may be) and a reference made in a SCHEDULE or an APPENDIX to a Part or a Paragraph is to a part or a paragraph of that SCHEDULE or APPENDIX.

(b)	references to the “AGREEMENT” include the SCHEDULES and APPENDICES, which form part of this AGREEMENT for all purposes.

(c)	a reference to a “Party” or to the “Parties” shall be to either or both of CLIENT and MOVIANTO.

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(d)	references to the masculine, feminine or neuter gender respectively include the other genders, and references to the singular include the plural (and vice versa).

(e)	references to a document are to that document as varied, supplemented or replaced from time to time. and

(f)	references to writing shall include any mode of reproducing words in a legible and non-transitory form.

2.	Scope of the Agreement

2.1	Before MOVIANTO commences any of the SERVICES, MOVIANTO shall carry out the WORKS at its sole cost and notify CLIENT of the date of completion of the WORKS. Within a reasonable period after completion of the WORKS, CLIENT or its ASSOCIATE shall inspect the WORKS and confirm in writing to MOVIANTO whether or not it considers the WORKS to have been completed in a satisfactory manner. If CLIENT notifies MOVIANTO that the WORKS have not been completed in a satisfactory manner, MOVIANTO shall at its sole cost promptly remedy the WORKS in any manner reasonably recommended by CLIENT, MOVIANTO shall notify CLIENT of the date of completion of any such remedial WORKS and allow a follow-up inspection of the works by CLIENT or it’s ASSOCIATE. If CLIENT notifies MOVIANTO that the WORKS have been completed to its satisfaction, MOVIANTO shall commence the SERVICES as of the EFFECTIVE DATE in accordance with the terms and conditions of this Agreement.

2.2	The parties agree that MOVIANTO shall, at the WAREHOUSE, in accordance with the terms and conditions of this AGREEMENT, provide to CLIENT the Services and perform all related activities as specified hereunder. In providing the Services, MOVIANTO shall at all times comply with the PERFORMANCE STANDARDS set out in SCHEDULE 1 hereto and the TECHNICAL INFORMATION.

2.3	CLIENT, at its sole discretion, may at any time offer to include any ADDITIONAL PRODUCT as a new PRODUCT in APPENDIX 1 and in this Agreement and MOVIANTO shall accept any such inclusion without delay unless it has good and valid reasons to decline CLIENT’S offer. In the event that MOVIANTO wishes to decline CLIENT’S offer, MOVIANTO shall notify CLIENT in writing of the good and valid reasons for declining such offer within ten (10) days of receiving CLIENT’S offer.

2.4	CLIENT, at its sole discretion, may, at any time for whatever reason, unilaterally adjust APPENDIX 1 to remove an individual PRODUCT with not less than one (1) month advance written notice of such partial termination to MOVIANTO. The provisions of Clause 16 (Obligations upon Termination) shall apply mutatis mutandis with respect to such partial termination in relation to such PRODUCT and MOVIANTO shall not be entitled to claim any indemnity, reimbursement or compensation of any kind arising out of or in connection with such partial termination. As soon as practicable after MOVIANTO’s receipt of CLIENT’s notice of partial termination, the Parties will discuss and agree an appropriate reduction of the Service Fee.

2.5	MOVIANTO shall neither sub-contract any of the Services nor move any such Services, in whole or in part, to another site of MOVIANTO or a third party without

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the express prior written consent of CLIENT. Any subcontract shall be on terms and conditions identical to those contained in this Agreement (as amended from time to time) and MOVIANTO shall be fully responsible and liable for the Services performed by its subcontractors and remain fully responsible for the due fulfilment of any and all of its duties and obligations under this Agreement. MOVIANTO shall ensure that the Services provided by its subcontractors fully comply with the APPLICABLE LAWS AND REGULATIONS. All costs connected to and/or resulting from any sub-contracting will be borne by MOVIANTO. A list of approved subcontractors is shown in APPENDIX 6.

2.6	All costs and expenses directly or indirectly connected to MOVIANTO’s provision of the Services under this AGREEMENT, including internal and external costs incurred with respect to subsequent changes in any of these Services, are to be borne by MOVIANTO, unless otherwise specified herein or expressly agreed in writing by both Parties in accordance with Clause 2.6.

2.7	From time to time additional tasks falling outside those envisaged as part of the Services may be required to be undertaken. Prior to undertaking such additional tasks, MOVIANTO shall seek authority from CLIENT and obtain a purchase order or purchase order number from CLIENT. Where appropriate, all additional services provided by MOVIANTO will be subject to the terms and conditions contained in this Agreement. The cost of providing such additional services shall be agreed by the Parties and paid for separately by CLIENT, and such costs shall not form part of the SERVICE FEE.

3.	Compliance and Authorisations

3.1	MOVIANTO hereby represents and warrants that at the EFFECTIVE DATE and throughout the term of this AGREEMENT:

(a)	it shall have the necessary expertise, personnel, facilities and equipment to perform the SERVICES under this AGREEMENT.

(b)	it shall operate and maintain its premises, equipment and procedures in strict compliance with all APPLICABLE LAWS AND REGULATIONS and shall ensure that its employees and any sub-contractors are properly trained in respect thereof, and

(c)	it (i) will be in the possession of all governmental or other mandatory authorisations, licences or permits required with regard to the SERVICES under this AGREEMENT, under due observance of the APPLICABLE LAWS AND REGULATIONS, including without limitation all applicable laws and regulations concerning the handling, storage and transportation of controlled medicinal products, and (ii) shall at all times comply with all such authorisations, licences or permits.

MOVIANTO shall promptly notify CLIENT of any and all queries and investigations of the HEALTH AUTHORITIES and/or any other competent authorities concerning its premises, equipment and/or procedures to the extent such queries or investigations are related, either directly or indirectly, to the PRODUCTS or could impact any of the SERVICES under this AGREEMENT. CLIENT shall have sole power and responsibility for responding to such queries or investigations by HEALTH AUTHORITIES and/or any other competent authorities concerning the PRODUCTS or the SERVICES. MOVIANTO shall notify CLIENT immediately, but

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after no later than twenty-four (24) hours, if any HEALTH AUTHORITY or other competent authority communicates with MOVIANTO with respect to the PRODUCTS or the SERVICES or requests permission to or does inspect MOVIANTO WAREHOUSE, other facilities or records in connection with the PRODUCTS or the SERVICES. MOVIANTO shall cooperate with any such inspection and shall deliver promptly to CLIENT all materials, correspondence, statements, forms and records which MOVIANTO receives, obtains or generates pursuant to any such inspection or communications. MOVIANTO shall make its best endeavours to ensure that a representative from CLIENT may participate in any inspection by a HEALTH AUTHORITY or other competent authority that relates to the PRODUCTS or the SERVICES. MOVIANTO shall also provide reports to CLIENT concerning any such inspection. MOVIANTO shall in no circumstances provide any HEALTH AUTHORITY, or other competent authority, with any documentation, including responses to inspection reports, or provide any HEALTH AUTHORITY or other competent authority with any undertakings without the prior written approval of CLIENT.

MOVIANTO shall promptly notify CLIENT in the event that any governmental or other mandatory authorisations, licenses or permits required for the provision of the SERVICES expires or is withdrawn, cancelled, terminated or revoked for any reason.

3.2	Should MOVIANTO for any reason whatsoever, to a material extent, fail to comply with any of its obligations under Clause 3.1, such failure shall be considered as a default of MOVIANTO under Clause 15.2 (a) and CLIENT may terminate this Agreement in accordance with such provision.

4.	Warehousing, Finished Drug Products or Medicinal Products Safety, Recall of Products

4.1	Unless otherwise agreed in writing in accordance with Clause 2.4, MOVIANTO will handle and store the PRODUCTS at the WAREHOUSE.

MOVIANTO represents and warrants that it will always make available sufficient handling, storage and transport capacity for the PRODUCTS to permit their uninterrupted and undisturbed marketing and distribution by CLIENT.

4.2	MOVIANTO shall (i) store, handle and transport the PRODUCTS in a safe and orderly manner and take all necessary care to prevent their damage, loss or theft, (ii) assume the entire responsibility for the proper performance of the SERVICES and other related activities under this Agreement and (iii) in all such SERVICES, shall abide by the APPLICABLE LAWS AND REGULATIONS, MARKETING AUTHORISATIONS, the TECHNICAL INFORMATION, any particular instructions communicated to it in writing by CLIENT as an amendment or pending amendment of the TECHNICAL INFORMATION, generally accepted standards of good handling, storage and distribution, as well as binding orders of HEALTH AUTHORITIES and other competent authorities, all as applicable at the relevant time with regard to the activities detailed above.

In particular, with regard to distribution and handling of the PRODUCTS, MOVIANTO will follow the “Physical Distribution Voorwaarden” of the Physical Distribution Group, attached as APPENDIX 3 hereof, and GOOD DISTRIBUTION PRACTICE.

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4.3	Specific conditions have been agreed for certain PRODUCTS requiring specific storage conditions (i.e. temperature, atmospheric humidity or lighting and additional security for controlled finished drug product or medicinal products) and all and any additional costs in relation therewith have been accounted for in the amounts listed in APPENDIX 2 hereof.

4.4	CLIENT, at all times, reserves its title in and remains the owner of the PRODUCTS.

4.5	MOVIANTO shall put in place and maintain at its cost sufficient security at the WAREHOUSE to ensure that none of the PRODUCTS are altered, damaged, tampered with or diverted for abuse prior to distribution to third parties or to CLIENT’s ASSOCIATES. MOVIANTO shall further take appropriate steps to ensure that no falsified finished drug products or medicinal products, as this term is defined in the APPLICABLE LAWS AND REGULATIONS, are stored, transported or distributed together with the PRODUCTS by MOVIANTO as part of the SERVICES.

4.6	MOVIANTO shall keep the PRODUCTS separate from products belonging to other companies (except CLIENT’S ASSOCIATES) and shall clearly identify all PRODUCTS in its books as well as physically as goods belonging to CLIENT or its ASSOCIATES.

MOVIANTO undertakes to inform CLIENT immediately if any third party asserts any claim, right or title to any PRODUCTS and shall assist CLIENT in every respect in protecting its proprietary rights.

4.7	For the duration of this AGREEMENT, MOVIANTO shall maintain insurance cover up to existing industry standards, covering damages for the full value of the WAREHOUSE and equipment against fire, collapse, water damage and theft as well as its potential liabilities under this AGREEMENT. MOVIANTO shall be obliged to follow a reasonable request by CLIENT to immediately send a copy of a valid insurance policy providing the relevant insurance.

4.8	MOVIANTO shall immediately inform CLIENT of any loss or damage of any PRODUCTS and provide all explanations and evidence in due time and will diligently take all steps that are reasonably necessary to assist CLIENT in obtaining from the Parties’ respective insurers coverage of any claim and its complete indemnification.

4.9	MOVIANTO shall, at any time during normal business hours, with pre-notification permit the quality assurance and quality control personnel of CLIENT or CLIENT’S ASSOCIATES to audit the parts of the WAREHOUSE where the PRODUCTS are handled, stored and transported (“auditing”). Such auditing shall include the right to inspect the compliance of MOVIANTO’s SERVICES with the provisions of the APPLICABLE LAWS AND REGULATIONS and this AGREEMENT and to have access to all relevant documentation. MOVIANTO shall give the necessary support and information for this purpose. Furthermore, in any circumstances reasonably deemed by CLIENT to be an emergency, CLIENT and its ASSOCIATES shall be entitled to immediate access to the WAREHOUSE.

4.10	MOVIANTO agrees that it shall implement effective tracing of batches and an effective recall of products procedure (enabling the identification and/or recall of individual products) and on CLIENT’S request it will assist in a recall if at any time CLIENT or the HEALTH AUTHORITIES or other relevant authority considers for any reason that any PRODUCT must be recalled and/or removed.

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5.	Replenishment

5.1	CLIENT will solely be responsible for the replenishment of the STOCK and for the determination of the necessary STOCK level.

5.2

CLIENT shall have the PRODUCTS transported Delivered Duty Paid (DDP) the WAREHOUSE (INCOTERMS® 2010) and shall have a copy of each corresponding shipping notification forwarded to MOVIANTO prior to the delivery of the PRODUCTS.

5.3	To the extent reasonably feasible, all PRODUCTS shall be delivered on pallets of EUR standard, and the containers shall be clearly marked in accordance with the shipping notification.

5.4	Immediately upon delivery of each shipment of PRODUCTS at the WAREHOUSE, MOVIANTO shall perform a careful visual inspection of all incoming PRODUCTS with respect to the correspondence of the PRODUCTS and their quantities with the shipping notification, as well as with respect to damages and defects and MOVIANTO will confirm the number of pallets on the carriers drivers freight documents. Damages, defects, shortages or discrepancies not detected at delivery shall be notified by MOVIANTO to CLIENT in writing without delay, and at the latest within forty-eight (48) hours, after their detection. In case no notification is received by CLIENT within forty-eight (48) hours, the PRODUCTS are assumed to have been received by MOVIANTO in good order and condition.

6.	Transport of PRODUCTS, Returns, Back Orders

6.1	MOVIANTO, in accordance with purchase orders received from customer and any additional instructions it may receive from CLIENT, shall be in charge of the transport of PRODUCTS from the STOCK to wholesalers or carriers in the DESIGNATED AREA.

At CLIENT’S specific written instruction MOVIANTO will, furthermore, handle transport to wholesalers located in territories other than the TERRITORY, as well as to other destinations (such as, in particular but without limitation, CLIENT’S offices, manufacturing sites, etc.), at conditions, including financial conditions to be agreed upon by the Parties on a case-by-case basis in accordance with Clause 2.6. It is agreed by the Parties that delivery of PRODUCTS to carriers in the TERRITORY are included in the regular definitions of the Services hereunder, and consequently included in the SERVICE FEE agreed upon in APPENDIX 2 hereof.

6.2	Subject to the procedures to be agreed upon by the Parties in accordance with Clause 6.5, MOVIANTO shall transport all ordered PRODUCTS as expeditiously as reasonably feasible and, unless otherwise instructed by CLIENT, in the sequence of their receipt.

6.3

Unless otherwise instructed by CLIENT, transport of PRODUCTS shall be made Delivered Duty Paid (DDP) the wholesaler’s warehouse (INCOTERMS® 2010) and MOVIANTO shall, if agreed upon subject to CLIENT’S specific instructions, (i) select the trucks to be used, (ii) arrange for transport and insurance according AVC conditions, and (iii), where applicable, obtain any export licence and other official authorisation and carry out all customs formalities necessary for any exportation of the PRODUCTS. The transport conditions shall be based upon the TECHNICAL INFORMATION for the transportation of the PRODUCTS.

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In particular, in Netherlands MOVIANTO will follow the General Transport Conditions “AVC 2002” (APPENDIX 4).

6.4	Unless otherwise agreed upon between the Parties on a case-by-case basis, all orders shall be received by MOVIANTO at least two working days before the transport date and shall specify:

•	the authorized recipient’s name and address,

•	the PRODUCT name and Netherlands article number,

•	the quantities of PRODUCTS to be transported, and

•	where agreed between the Parties, the corresponding batch number.

6.5	All transports to wholesalers or other customers in Netherlands will be made according to procedures to be agreed upon by the Parties, such procedures in principle to include that (i) the PRODUCTS may be transported together with products of other MOVIANTO customers and (ii) deliveries to any specific wholesaler will take place according to MOVIANTO’s weekly delivery schedule for such wholesaler.

Deviations from such procedures may be agreed upon between the parties on a case-by-case basis against additional remuneration for MOVIANTO.

6.6	MOVIANTO undertakes to strictly observe the FTE-FO (first to expire-first out) principle in its stock keeping and stock rotation of the PRODUCTS.

6.7	Under no circumstances shall MOVIANTO transport any PRODUCTS known or suspected to be expired, damaged or defective.

6.8	MOVIANTO shall be in charge of the handling of returns of PRODUCTS from wholesalers to the WAREHOUSE, in strict compliance with any instructions it may receive from CLIENT, including but not limited to CLIENTS Returns Policy, in this respect (including but without limitation, whether any returns shall be accepted from any specific wholesaler).

6.9	Any damaged, defective or expired PRODUCTS shall, at CLIENT’S discretion, either be returned to CLIENT or destroyed by MOVIANTO. In such latter case MOVIANTO shall give CLIENT evidence of the destruction in accordance with the procedures applicable in the TERRITORY. The cost of the return of the PRODUCTS to CLIENT (i.e. transport and insurance charges) respectively their destruction shall borne by CLIENT except where the damage, defect or expiry of the PRODUCTS is due to the negligence or wrongful act(s) of MOVIANTO, its officers, employees or agents, in which case the costs shall be borne by MOVIANTO according conditions in addition to any other claims CLIENT then may have.

6.10	MOVIANTO shall remain responsible for the handling of any back orders. In the event that any back orders are necessary due to the negligence or wrongful acts or omissions of MOVIANTO or its agents, then the cost of handling such back orders shall be borne by MOVIANTO.

7.	Accounting and Reporting

7.1	MOVIANTO shall maintain up-to-date records of all PRODUCTS, and shall, without delay, record all movements of and adjustments to the STOCK in its computer system.

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MOVIANTO represents and warrants that all PRODUCT related data stored shall, at any time, (i) on MOVIANTO’s systems be properly secured against any unauthorised access of any third parties, (ii) be accessible to CLIENT when requested, and (iii) give, for each PRODUCT, a complete and accurate picture of all stock movements and adjustments, including all relevant explanations and background information, as well as an inventory balance.

MOVIANTO, at its own cost and expense, shall be in charge of the installation and permanent proper maintenance of MOVIANTO’s computer system.

7.2	Twice a year, at times mutually agreed by the parties, MOVIANTO shall carry out a full inventory count of the STOCK in accordance with local CLIENT procedures and provide to CLIENT the result of each such inventory count. The second inventory count in each year shall be carried out under the joint supervision of the respective auditors for MOVIANTO and CLIENT.

Each Party shall pay for its own auditor’s fees under this Clause 7.2, but otherwise the costs of the inventory count are included in MOVIANTO’s SERVICE FEE under this AGREEMENT.

7.3	CLIENT may request MOVIANTO to carry out additional inventory counts against reimbursement by CLIENT of the related costs.

7.4	At CLIENT’S option a CLIENT representative may be present at any inventory count of the PRODUCTS carried out by MOVIANTO.

8.	Remuneration and costs

8.1	MOVIANTO shall be remunerated by CLIENT for its Services on the basis of the SERVICE FEE set out in APPENDIX 2. The SERVICE FEE as laid down in APPENDIX 2 is fixed for a period of one year, and thereafter may not be increased more than once in any twelve (12) month period. A review of the SERVICE FEE and the SERVICES undertaken during the preceding twelve (12) months shall be completed annually before the anniversary of the Effective Date. The SERVICE FEE may be adjusted annually to reflect any increase or decrease in the RELEVANT COSTS in the normal course of business, provided that the RELEVANT COSTS are reasonable.

8.2	MOVIANTO will invoice its services to CLIENT every month in relation to the PRODUCTS transported by and delivered at MOVIANTO during the preceding month.

The invoiced amount shall fall due thirty days after the date of each invoice and be payable by CLIENT by transfer to MOVIANTO’s bank account.

Invoices shall be sent to:	CTI Life Sciences Limited Highlands House Basingstoke Road Spencers Wood Reading Berkshire RG7 1NT United Kingdom

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Or electronically to: ap@cti-lifesciences.com

With a copy to:	Cell Therapeutics, Inc. 3101 Western Ave, Suite 600 Seattle, WA 98121 United States Or electronically to: ap@ctiseattle.com

8.3	With regard to the conditions for payment the “TLN betalingscondities” (APPENDIX 5) will apply, except that written complaints about an invoice shall be received within thirty (30) days after the date of the invoice and not within eight (8) days in Article 1, section 5 of the TLN betalingscondities.

8.4	MOVIANTO shall maintain up-to-date records of all COMMERCIAL DEBT, and shall, without delay, record all payments of and adjustments to the ACCOUNTS RECEIVABLE BALANCE in its computer system. In addition, MOVIANTO shall be in charge of managing COMMERCIAL DEBT, in strict compliance with any instructions it may receive from CLIENT, including but not limited to CLIENTS Credit Policy as referenced in SCHEDULE 3.

MOVIANTO represents and warrants that all COMMERCIAL DEBT related data stored shall, at any time, (i) on MOVIANTO’s systems be properly secured against any unauthorised access of any third parties, (ii) be accessible to CLIENT when requested, and (iii) give, for each COMMERCIAL DEBT, a complete and accurate picture of all movements and adjustments, including all relevant explanations and background information, as well as an ACCOUNTS RECEIVABLE balance.

MOVIANTO, at its own cost and expense, shall be in charge of the installation and permanent proper maintenance of MOVIANTO’s computer system. MOVIANTO may outsource this activity to a third party per Section 2.5.

All invoices will be issued under CLIENT letterhead, with banking information listed on the invoice. Customers will wire funds to CLEINT bank account in the UK.

9.	Communication with Agencies; Adverse Event Reporting

9.1	Should any communication regarding the PRODUCTS need to be made by MOVIANTO to the HEALTH AUTHORITIES or other governmental agencies in connection with the SERVICES and/or in due compliance with the APPLICABLE LAWS AND REGULATIONS in the TERRITORY, MOVIANTO shall have the responsibility to consult with CLIENT and seek the CLIENT’S prior written approval concerning the content and tenor prior to such communication and before initiating or responding to the HEALTH AUTHORITIES or other governmental agencies. Such communications shall be made in strict accordance with the provisions of Section 3.1 of this AGREEMENT.

9.2

MOVIANTO shall inform CLIENT immediately (but in any event within twenty four (24) hours after the date of the notice to MOVIANTO) of any adverse event or adverse experience, as these terms are defined in the APPLICABLE LAWS AND REGULATIONS, associated with a PRODUCT that is reported to MOVIANTO or of

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which MOVIANTO or any of its agents are otherwise made aware. Such notification shall be made in writing in a manner reasonably agreed upon by the Parties. Such methods may include without limitation notification by express mail, electronic mail, courier or facsimile. In addition, MOVIANTO shall provide CLIENT with immediate notification by telephone of any fatal or life-threatening serious adverse events associated with a PRODUCT. MOVIANTO shall provide CLIENT with all information known or otherwise available to MOVIANTO on any such serious adverse event.

9.3	CLIENT shall retain responsibility for timely reporting, if required in CLIENT’s sole judgement, to the European Medicines Evaluation Agency (EMEA) or the HEALTH AUTHORITIES of all adverse events or experiences reported to either Party.

10.	License

10.1	CLIENT shall make available to MOVIANTO the TECHNICAL INFORMATION necessary for MOVIANTO’s activities under this AGREEMENT and now grants to MOVIANTO a non-exclusive, non-assignable licence to use such TECHNICAL INFORMATION. This licence is solely for the purpose of MOVIANTO performing the Services under this AGREEMENT. To the extent this licence relates to an individual PRODUCT, it shall terminate automatically in relation to the termination of this Agreement in respect of such individual PRODUCT. Otherwise, this licence shall automatically terminate in the event that this AGREEMENT as a whole is terminated for any reason.

10.2	MOVIANTO shall acquire neither any intellectual property rights nor any other proprietary rights to any information, document or material (to include but not limited to electronically stored data) made available to it by CLIENT or by any CLIENT designee under this AGREEMENT.

11.	Liability and Indemnification

11.1	Subject to Clause 11.7 below CLIENT agrees to indemnify MOVIANTO, its officers and employees and hold them harmless from and against all losses, damages, costs, claims, demands, judgments and liability of every kind and manner whatsoever, in law or in equity, judicial or administrative, civil or criminal, incurred by reason of a liability to a third party and arising out of (i) CLIENT’S breach of its duties, representations or warranties under this AGREEMENT, (ii) the use of any PRODUCT (i.e. being product liability claims), or (iii) the infringement by any PRODUCT of any intellectual property rights, except, in all three cases (i), (ii) and (iii), to the extent that any such losses, damages, costs, claims, demands, judgements or liability are due to the actions, negligence or wrongful act(s) or omissions of MOVIANTO, its officers, employees or agents, including but not limited failure to comply with the provisions of this AGREEMENT or the APPLICABLE LAWS AND REGULATIONS.

11.2	Subject to Clause 11.7 below MOVIANTO agrees to indemnify CLIENT, its officers and employees and hold them harmless from and against all losses, damages, costs, claims, demands, judgments and liability of every kind and manner whatsoever, in law or in equity, judicial or administrative, civil or criminal, incurred by reason of a liability to a third party and arising out of MOVIANTO’s breach of the APPLICABLE LAWS AND REGULATIONS or its duties, representations or warranties under this AGREEMENT, except to the extent that any such losses, damages, costs, claims, demands, judgments or liability are due to the negligence or wrongful act(s) or omissions of CLIENT, its officers, employees or agents.

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11.3	Liability of MOVIANTO

a)	TRANSPORT TRAJECTORY: MOVIANTO accepts liability as carrier for damage to or loss of goods in his charge which have occurred during transport, also in the event it has subcontracted the transport to others.

b)	DAMAGE TO GOODS FROM CAUSES OTHER THAN DURING TRANSPORT: MOVIANTO is liable for damage to or loss of goods in his care from the moment of receiving the goods until delivery unless he can prove force majeure as meant by Article 14, and with due regard to the following restrictions and limitations.

c)	CONSEQUENTIAL DAMAGE: MOVIANTO is only liable for damage to and loss of goods in his charge and therefore not for immaterial damage, loss of profit, consequential damage, however occurring, including damage caused by delay and damage caused on account of advice from MOVIANTO.

d)	LIABILITY LIMIT: Limitation of liability for all warehousing services rendered by Movianto; maximum of ** per damage event and ** maximum per annum. Stock discrepancies in the Warehouse shall be only compensated if they are more than 0,5 % of the annual Throughput (as defined herein) calculated on the Replacement Value (as defined herein). In this Agreement, “Replacement Value” means the basis of compensation defined as 20% of the actual sales value ( of the Products; and “Throughput” means the number of units received in the Warehouse in any contract year plus number of units shipped out of the Warehouse in the relevant contract year under the Service Schedule, divided by two.

e)	Limitation of liability for all transport services; liability shall correspond to the liability clauses of the General Conditions of Transport or the CMR. The compensation due by ground carriers for non-compliance with its obligation is limited to an amount of € 3.40 per kilogram, for other damage than that arising from loss of or damage to the goods, such as consequential damage, business stagnation or immaterial damage, the carrier is not liable on the ground of the contract of carriage.

The maximum liability of MOVIANTO to the CLIENT for all losses, claims and damages arising out of this AGREEMENT or the performance of Supplier’s services amounts to ** per damage event up to the maximum amount of ** during any calendar year. Notwithstanding the foregoing, the limitation of liability provisions contained in this Section 11 shall not apply to the extent such damages are caused by MOVIANTO’s gross negligence or willful misconduct.

11.4

Each Party shall inform the other without delay and in writing if any third party claims are raised against it in connection with this AGREEMENT and/or any PRODUCT, and each Party shall upon request therefore provide reasonable assistance and

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co-operation to the other Party in defending any such claims. The Party requesting the co-operation or assistance shall reimburse the other Party for any reasonable out-of-pocket expenses incurred in connection with so co-operating or assisting.

11.5	Each Party shall furthermore promptly notify the other Party of any claims for which it intends to seek indemnification or contribution from the third Party. In such case the other Party shall, as jointly determined by the Parties, have the right to actively participate in the defence of the case and both Parties shall in good faith consult with each other regarding the defence strategy to be employed throughout the case. A Party seeking indemnification or contribution from the other Party cannot settle a case without the written consent of the other Party.

11.6	Each Party will procure and maintain, at its own expense, comprehensive commercial general liability insurance (including contractual liability, product liability, and completed operations) and will evidence such coverage upon the other Party’s request. Notwithstanding the foregoing, CLIENT is entitled to set up a self-insurance arrangement in lieu of commercial insurance policies to cover its potential liabilities under this Agreement.

11.7	Neither Party shall be liable to the other Party in respect of any lost profits or indirect or consequential loss or damage, howsoever caused or incurred.

12.	Confidentiality, Restrictions of Use

12.1	MOVIANTO shall keep secret all written, electronically stored and oral information concerning or in whatever way relating to the PRODUCTS and TECHNICAL INFORMATION as well as any other information provided to it by or on behalf of CLIENT and/or its ASSOCIATES in connection with this AGREEMENT, and both Parties shall keep secret all such information concerning the other Party’s business and the terms of this AGREEMENT. Neither Party shall either pass any information received from the other Party or its ASSOCIATES on to third persons or use it for any purposes whatsoever other than those of this AGREEMENT without the prior written consent of the other Party. Both Parties shall reveal such information on a strict need to know basis only to their own employees directly engaged with their activity under this AGREEMENT and shall impose the obligation of secrecy and of non-use on these persons as well.

12.2	The provisions of this Clause 12 shall remain in force for a period ending ten (10) years from the effective date of the termination of this AGREEMENT.

12.3	The obligations set out in this Clause 12 shall not apply to:

(a)	information which, through no fault of the recipient or of any persons to whom recipient has been permitted to disclose it, is or will be in the public domain, or

(b)	information which at the time of receipt was already known to the recipient without any obligation of confidentiality, or

(c)	information which was received by the recipient from a third party having a bona fide right to disclose or make available the same to the recipient without any obligation not to disclose such information, or

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(d)	information the recipient can conclusively establish to have been independently developed by or for the recipient without use of the information disclosed by the other Party.

12.4	The obligations of confidentiality set out in this Clause 12 shall not prevent the recipient disclosing such information to any competent authority or court of justice as required by law, including, without limitation, any relevant securities exchange (including but not limited to the SEC or foreign equivalent), subject to the provisions of Section 3.1 of this AGREEMENT. The recipient shall notify the disclosing Party in advance in writing of the information to be disclosed and of the party to whom the disclosure will be made. If the disclosing Party objects to such disclosure by the recipient, the recipient shall provide assistance to the disclosing Party to enable it to defend disclosure as is necessary.

13.	Audit

13.1	During the term of this AGREEMENT and for a period of one (1) year after its termination or expiration, CLIENT shall have the right to retain an independent certified public accountant or other expert in the field of storage and transport of medical products, to whom MOVIANTO has no reasonable objection, to audit MOVIANTO in order to determine the correctness of any financial information provided by MOVIANTO under this AGREEMENT, including but not limited to processes and payment related issues. The audit shall be conducted during regular business hours, not more than once each quarter, at MOVIANTO’s place of business. Any costs of audits performed more than once per year shall be mutually agreed upfront between the parties. The certified public accountant shall enter into a customary confidentiality agreement as a condition precedent to such audit and shall only report the correctness or incorrectness of reports made to CLIENT and shall not disclose to CLIENT any other information. The cost of such audit shall be borne by CLIENT if the certified public accountant certifies that the reports are correct in all material respects, whereas in all other cases all reasonable costs of such audit shall be borne by MOVIANTO, without prejudice to any other remedies then available to CLIENT. For purposes of clarification, any and all audits allowed or required under the TECHNICAL AGREEMENT shall be excluded from the audit restrictions discussed above, including limitations on frequency and cost allocation.

13.2	If such audit determines that a payment or refund is due to CLIENT, MOVIANTO shall make such payment or refund to CLIENT within thirty (30) days of the date on which the auditor’s written report is delivered to CLIENT. If the auditor determines that a payment is due to MOVIANTO, CLIENT shall make such payment to MOVIANTO within thirty (30) days of the date on which the auditor’s written report is delivered to CLIENT.

14.	Force Majeure

Circumstances or events, which cannot be avoided nor prevented by applying due care and economically appropriate means, in particular acts of God, war, hostilities, terrorism, riot, fire, explosion, accident, flood, sabotage, lack of adequate fuel, power, raw materials, containers, transportation or labour, strike, lock-out or injunction (provided that no Party to this AGREEMENT shall be required to settle a labour dispute against its own best judgement), compliance with governmental laws, regulations or orders, breakage or failure of machinery or apparatus, (hereinafter referred to as “Force Majeure”) and which significantly impair or aggravate the performance of this Agreement, shall suspend an affected Party from performance

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for their duration and to the extent of their effects. The affected Party shall inform the other Party without delay and in any event within five (5) calendar days of the event, about the extent and expected duration of such interfering circumstances or events and shall furnish appropriate evidence of the occurrence. Furthermore, said Party shall use all reasonable endeavours to resume proper performance within an appropriate period of time.

15.	Term and Termination

15.1	Subject to CLIENT’S written confirmation that the necessary WORKS have been completed to its satisfaction as described in Clause 2.1, this Agreement shall come into force as from the date of CLIENT’S receipt of a European Wholesale Dealer License by the MHRA and continue for a period of two (2) years. Thereafter, the AGREEMENT shall be automatically renewed for successive one year periods, unless either party gives written notice of their intent to not renew no less than three (3) months prior to such end of year period.

Following the first year of the AGREEMENT the AGREEMENT may be terminated at any time by CLIENT subject to three (3) months’ prior notice given by registered letter with acknowledgment of receipt.

15.2	Notwithstanding any term or other provision herein to the contrary, this Agreement also may be terminated immediately under the following circumstances:

(a)	if either Party defaults in the performance of any of its material obligations hereunder and fails to remedy such default within thirty (30) days after notice from the other Party requiring it to do so, provided, however, that if the defaulting Party does cure the default during such notice period, this Agreement shall continue in full force and effect. Termination under this paragraph shall not relieve the defaulting Party from liability for breach of this AGREEMENT.

(b)	if either Party shall be or become insolvent, or a petition in bankruptcy or some equivalent shall be filed by or against it, or if either Party shall make any assignment for the benefit of creditors, or a receiver of the property or a substantial portion thereof of either Party shall be appointed, or if either Party shall seek protection under any laws or regulations the effect of which is to suspend or impair the rights of its creditors, then, in any such event and at any time, the other Party may terminate this AGREEMENT, effective immediately, by written notice of such termination. or

(c)	if any case of Force Majeure under Clause 14 (Force Majeure) continues for more than sixty (60) days.

15.3	CLIENT may furthermore terminate this AGREEMENT, effective immediately, upon written notice to MOVIANTO in the event of any change in the direct or indirect ownership or MOVIANTO’s business which CLIENT, at its sole discretion, considers prejudicial to, or in conflict with CLIENT’S interests. This provision shall apply whether such change be effected by governmental or private action. MOVIANTO shall provide prompt written notice to CLIENT of any such change.

15.4	The termination of this AGREEMENT for whatever cause shall neither affect any of the rights or obligations of either Party which have accrued until the effective date of

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such termination, nor shall it affect any rights or obligations of either Party under this Agreement which are stated by the Parties to survive such expiration or termination.

15.5	Except in those cases expressly stipulated herein, neither Party shall be entitled to claim any indemnity, reimbursement or compensation of any kind arising out of or in connection with the termination of this AGREEMENT carried out in accordance with the provisions hereof.

16.	Obligations upon Termination

16.1	Upon termination of this AGREEMENT, partially or in total, for any reason, MOVIANTO shall immediately cease to use all documents, instructions and information (in whichever format, including but not limited to electronically stored data), including the TECHNICAL INFORMATION, which relate to the PRODUCTS and/or to their handling, storage or distribution and/or to CLIENT or any of CLIENT’S ASSOCIATES and, without delay, return to CLIENT, free of charge, any and all such documents, instructions and information without keeping any copies thereof, except where required by law, and destroy all of MOVIANTO’s internal documents held in whatever format (including any electronically stored data) that contain or effect the TECHNICAL INFORMATION or any other information which relates to the PRODUCTS and/or to their handling, storage or distribution and/or to CLIENT or any of CLIENT’S ASSOCIATES and certify such destruction to CLIENT in a form satisfactory to CLIENT, the certificate to be signed by an MOVIANTO officer.

16.2	CLIENT shall, without delay and in no event later than thirty (30) days after the effective date of the termination, take (or have taken) over the entire then existing STOCK. All handling, freight and insurance charges for the transportation of the STOCK to CLIENT or its designee shall be borne by CLIENT.

16.3	In the event of termination by CLIENT pursuant to Clause 15.2(b), CLIENT shall be entitled to enter the WAREHOUSE immediately for the purpose of removing PRODUCTS within such timescales as CLIENT shall determine.

16.4	MOVIANTO does hereby expressly waive any and all liens and rights of retention it might have with respect to any of the items quoted in this Clause 16, including all liens and rights of retention arising under the conditions set out in the APPENDICES hereto.

17.	Final Provisions

17.1	CLIENT may, at any time, assign all or any of its rights and transfer all or any of its obligations under this AGREEMENT to any of its ASSOCIATES. However, in the case of such transfer CLIENT will guarantee any outstanding amounts due to MOVIANTO that have accrued prior to the date of the assignment or transfer. Apart from that, neither Party may assign or transfer any rights or obligations under this Agreement in any way to any third party without the express prior written consent of the other Party, which consent may be withheld in the other Party’s sole discretion. Refusal of the other Party to give such consent shall be final, and the other Party shall not be liable for any payment or indemnification resulting there from. Notwithstanding the foregoing, either Party may assign this AGREEMENT without prior approval in the event of the sale or divestiture of all or substantially all of the assets to which this AGREEMENT relates.

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17.2	If one or more provisions of this AGREEMENT should be or become invalid or ineffective, then the Parties shall substitute valid or effective provisions for such invalid/ineffective ones. The substituting provisions shall in their economic effect so closely resemble the invalid provisions that it can be reasonably assumed that the Parties would have contracted on the basis of those new provisions. If such provisions cannot be agreed upon, then the invalidity of one or more of the provisions of this AGREEMENT shall not affect the validity of this AGREEMENT as a whole, unless the invalid provisions are of such essential importance for this Agreement that it is to be reasonably assumed that the Parties would not have entered into this AGREEMENT without the invalid provisions.

17.3	No delay in exercising or non-exercise by either Party of any of its rights under or in connection with this AGREEMENT shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the Party granting it.

17.4	This AGREEMENT shall supersede any previous agreements whether written or oral between the Parties relating to the subject matter hereof whether formal contracts or agreements that would be inferred from the Parties’ correspondence and/or conduct.

17.5	Save where expressly specified otherwise in this AGREEMENT no amendment or variation of the terms of this AGREEMENT shall be effective unless it shall be made or confirmed in a written document signed by both Parties.

17.6	The headings are included for convenience only and shall not affect the interpretation or construction of this AGREEMENT.

17.7	Nothing in this AGREEMENT or any document referred to in it or any arrangement contemplated by it shall be construed as creating a partnership or agency between the Parties for any purpose whatsoever and neither Party shall have the power or authority to bind the other Party or impose any obligations on it to the benefit of any third party.

17.8	While not contemplated under this AGREEMENT, any Invention (including patents and patent applications) will be the property of CLIENT. Inventions will be, to the extent permitted by law, works made for hire. CLIENT will have the sole right to determine the treatment of all Inventions. Movianto will promptly disclose all Inventions to CLIENT in writing, execute all factually accurate documents and perform all reasonable acts, at CLIENT’S expense, reasonably necessary to pursue, prosecute, maintain and enforce any patents, patent applications and other rights to the Inventions. For the purposes of this AGREEMENT, the term “Invention(s)” will mean any and all discoveries, inventions, improvements, developments, products, processes, procedures, techniques, formulae, computer programs, drawings, designs, notes, documents, information and materials, whether or not protectable by copyright, patent or trademark or as a trade secret, made, conceived, developed or first reduced to practice by MOVIANTO, alone or with others, in the course of providing the Services to CLIENT.

17.9

All communications, other than day to day operations, relating to this AGREEMENT shall be in the English language in writing and (i) delivered by hand or (ii) sent by registered post to the other Party at the relevant address shown at the start of this AGREEMENT (or such other address as may be notified from time to time in

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accordance with this Clause 17.9 to the other Party). MOVIANTO shall also provide a copy of any such communications to:

Cell Therapeutics, Inc.

3101 Western Ave, Suite 600

Seattle, WA 98121

United States

Attn: Legal Affairs

Any such communication shall take effect upon delivery to the addressee, such delivery having to be proved by the originator of the communication.

17.10	This AGREEMENT shall be governed by and construed in accordance with the substantive laws of Netherlands. All legal concepts in this AGREEMENT are Dutch legal concepts. All disputes arising in connection with this AGREEMENT or further contracts and agreements arising from this AGREEMENT, which cannot be settled amicably, shall be settled by the courts of Utrecht and the Parties agree to the exclusive jurisdiction of such courts.

17.11	The Parties shall work together in good faith to remedy any difficulties which may arise in connection with this AGREEMENT. In the event disputes do arise in connection with this AGREEMENT which the Parties are unable to settle amicably, the Parties agree to submit to the exclusive jurisdiction of the Courts of Amsterdam, Netherlands.

17.12	This Agreement is made in the English language. If for any reason whatsoever this Agreement is translated into any other language, the English text shall prevail in the event of divergence or uncertainty of meaning. The language to be used with regard to the execution, performance or termination of this AGREEMENT shall be English.

17.13	MOVIANTO shall immediately refer to CLIENT any enquiries it receives from a customer in relation to the PRODUCTS and shall not in any event provide a unilateral response to such enquiries.

17.14	CLIENT shall have the right to suspend supplies of the PRODUCTS in the event that in CLIENT’s sole opinion diversion of the PRODUCTS has taken place, is taking place or is threatened.

17.15	In the event of any conflict between the terms of this AGREEMENT or SCHEDULE and any of the Appendices attached hereto, the terms of this AGREEMENT or SCHEDULE shall prevail.

17.16	The following Articles and Clauses shall survive expiry or termination for any reason and shall continue with full force and effect: Article 11 (Liability), Article 12 (Confidentiality, Restrictions of Use), Article 13 (Audit), Article 16 (Obligations on Termination), and Clauses 17.9, 17.10, 17.11, 17.12 and 17.14.

IN WITNESS WHEREOF, the Parties have duly executed this AGREEMENT in three identical counterparts, two for CLIENT and one for MOVIANTO, as of the day and year first above written.

CTI/ Movianto Nederland

CTI Life Sciences Limited		Movianto Nederland BV

/s/ Louis A. Bianco		/s/ P.J. Esselaar
Name :	Louis A. Bianco	Name :	P.J. Esselaar
Title :	Director	Title :	Managing Director
Date:		Date:

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SCHEDULE 1

PERFORMANCE STANDARDS

Service	Performance Standard	Target

Receiving and putting away PRODUCTS	PRODUCTS received by 12:00 noon will be booked in the same business day. PRODUCTS received after 12:00 noon will be booked in by 12:00 noon the next business day if all relevant documentation is received by MOVIANTO in a timely manner	99% of pallets

Control of inventory	Routine inventory checks to show no discrepancy between system and physical stock counts calculated by single unit	99.8%

Order processing, pick and pack	Product to be correct item and quantity by line	99,6%

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SCHEDULE 2

THE WORKS

Invoice template

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SCHEDULE 3

THE SERVICES

Receipt, Unloading and Checking

MOVIANTO

•	Unloading, counting, visual checking without opening outer cases and putting of stock.

•	Recording products, quantities, and lot numbers received, noting visual damages, shortages and overages and inform CLIENT without undue delay.

•	Store damaged goods separately in a clean and secure non-saleable location.

•	Keying of warehouse receipts into computer system

CLIENT

•	Inform on the arrival of the goods at departure in form of a packing list and estimated time of arrival. In electronic way, at least 48 hours in advance

•	Deliver products in sufficient quantities during regular working hours

Deliver products for storage properly marked and packaged, including a manifest showing sizes or specific stock keeping units, lot number, storage conditions, expiry date and SHE measures.

Warehousing and Inventory Control

MOVIANTO

•	Adhering to the APPLICABLE LAWS AND REGULATIONS, including the GOOD DISTRIBUTION PRACTICES

•	Storing of products in a clean and secure environment

•	Storing of products in refrigerated (2 - 8 ºC)

•	Warehouse temperature control and relative humidity monitoring

•	Provide special storage conditions where required, e.g. cytotoxic goods.

•	Once a year perform physical counting of products / lot

CLIENT

•	Inform MOVIANTO on the storage requirements of products stored and distributed by MOVIANTO. See Appendix 1.

CTI/ Movianto Nederland

Manages multilingual call center and customer service department to receive and process orders from customer as if Movianto were CTILS. See below:

1.	Customer Order Management

1.1	The profile of the Client’s business forecast is listed as Schedule 5.

1.2	Movianto will provide a multilingual call center and customer service department for order taking, processing and customer interaction in Languages English, German, Dutch and French. Working hours will be from 08:00 – 17:00 CET.

1.3	Movianto will accept the Client or Customer’s orders placed by letter, facsimile, or electronic data interchange but not normally by telephone without written confirmation. These orders may be placed directly by the Client’s Customers.

1.4	Movianto shall, on behalf of the Client, manage the sale of Products to the Customer on the Client’s Terms and Conditions of Sale set out in Schedule 6.

1.5	Movianto shall undertake the checks to ensure that the Customers placing the orders are authorised by Client to receive the Products requested, to support the Client in accordance with the Technical Agreement, for Regulatory purposes.

The Client will provide and maintain an up to date list of its Customers so authorised. The Client will reimburse Movianto for any documented and reasonable costs and expenses arising from orders despatched to Customers who are listed on the Client’s authorised list and yet not authorised to receive.

1.6	Any approaches from potential Customers shall be documented by Movianto and this documentation shall be promptly submitted to the Client for approval. Once approved the Client shall promptly update the list of its authorised Customers to include the new Customer and send the updated list to Movianto.

1.7	The Client may, by written notice to Movianto, limit the total value of Products to be supplied to any Customer in either any calendar month or in any one order. Movianto shall comply with such Client limits from the date one week after receipt of the written notice].

1.8	Movianto will transfer the authorised orders to the Premises, pick and pack them and arrange delivery.

1.9	All products delivered by Movianto and reported by a Customer as defective in accordance with the CUSTOMER TERMS AND CONDITIONS OF SALE -Schedule 6 will be collected and returned back to the Premises for quarantine and inspection or processed in accordance with the Client’s instructions and agreed procedure(s). The returned products will be documented by Movianto to evidence whence they came pending inspection by the Client.

1.10

Movianto will price orders in accordance with the Client’s price and discount schedule and invoice in the name of Client, acting as Logistics Service Providers. For the purposes of this Service title in such Product remains with the Client at all times until the point of delivery to the Customer. The sales prices for the Products to be supplied shall be as determined by the price list (initial version as listed in Appendix 1) or if

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otherwise agreed between the parties written advice of the price to be used for each order. The Client shall give Movianto 10 (ten) Working Days’ notice of any changes in the prices or discounts which require amendment of the price file, at Customer level, by Movianto staff, and if this notice is not given the changed prices shall not be applied until the first order accepted by Movianto 10 (ten) Working Days after the date on which the written notice of the changes was received. All prices shall be exclusive of all applicable value added. Pricing will be in Pounds Sterling (£).

1.11	Movianto shall provide stock status and transaction reports from its systems to the Client in Movianto’s standard formats.

Standard reports shall comprise:

1.11.1	A monthly report of Sales to Customers (this is a component of Self-Billing – see below)

1.11.2	A monthly report of the Client’s Stocks held by product, by batch (lot)

1.11.3	A report of Returns by reason code and Customer

1.11.4	A report of any claims (may be included in the above)

Other formats and reports are available at the Client’s additional cost. Movianto shall submit month end stock and sales reports to the Client in the first three working days of each following month.

A debtor report shall also be provided during the month after the period of transactions.

1.12	Consistent with the Customer Terms and Conditions of Sale (Schedule 6), Movianto will check cleared funds from the Customer in CTI’s bank account no later than the last working day of the month following the invoice date Movianto against the invoices issued. Overdue accounts shall be chased by the Movianto Credit Control department.

1.13	The Client shall retain responsibility for the recovery of Bad Debts.

1.14	Movianto shall prepare monthly statements for each Customer, within 5 (five) Working Days of the last day of the month and prompt late payers when appropriate by telephone and/or letter. In the event that a Customer does not pay in accordance with the Customer Terms and Conditions of sale as set out in Schedule 6 of this Agreement or is in the opinion of Movianto a credit risk, then Movianto shall promptly communicate to the Client such non-payment or credit risk and recommend to the Client that no further supplies are made to that Customer. No Customer order shall be refused by Movianto unless the refusal has first been agreed with the Client and the Client shall at its own risk be able to overrule any recommendation by Movianto provided that the Client provides an instruction to this effect in writing.

1.15	Movianto shall keep sales histories and records together with all supporting documentation (including copies of all Products’ sales invoices to Customers) during the term of this Agreement and shall allow the Client’s authorised representative to inspect during the Working Day, save for any instances where other clients’ data confidentiality would be compromised, and copy the same on giving Movianto reasonable notice of its intention to do so.

1.16

Movianto shall relay to the representatives of the Client all queries or problems raised by Customers about the Products. Movianto shall promptly pass on to the Client all reports it may receive of any defects in any of the Products and of any adverse or unusual reactions resulting from the use of the Products by Clients or final consumers.

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After-sales services are otherwise restricted to the resolution of any transaction queries, the provision of proof of delivery, and performance reviews. For the avoidance of doubt, Movianto shall not, at any time recommend, promote or substitute any product during its order processing or subsequent after-sales support.

1.17	Customer complaints fall into three categories ~ Service, Product and Medical. Movianto will ensure that all types of service complaints are recorded and handled in line with the current Standard Operating Procedure for complaint handling. Customer complaints relating product quality or reports of adverse reaction will be forwarded and immediately notified to the Client.

•	Forward technical inquiries to CLIENT

•	Transmitting outbound shipment confirmations

•	Order collection by telephone, email, mail, EDI, or fax during the normal working hours from 08:00 until 17:00. Cut off times for orders depend on Carrier pick-up times.

•	Checks to ensure that the Authorised Customers placing orders are authorised under the APPLICABLE LAWS AND REGULATIONS to receive the Products ordered.

•	Handling of customer inquiries

•	Triages pharmacovigilance or medical related calls and forwards to the client determined pharmacovigilance CRO call center.

CLIENT

•	Provide script for receiving orders at Movianto’s call center and customer service department.

•	Customer authorization

•	Orders sent in batches by EDI to Movianto at 10:00 (80% of orders) and 14:00 (20% of orders)

•	Manages pharmacovigilance calls.

Distribution

MOVIANTO

•	Picking, packing, labelling and routing function

•	Picking orders after the first expiry - first out principle

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•	Picking and packaging of orders within 2-8C areas.

•	Providing for the generation and inclusion of packing list and address label with if necessary special notifications

•	Loading shipments onto outgoing trucks.

Transportation

MOVIANTO

•	Transport shipments to customers from the Movianto distribution center in Oss, the Netherlands.

•	Obtaining proofs-of-delivery and tracking and tracing shipments

Lot Number and Expiry Date Control

MOVIANTO

•	Tracking of orders and product receipt by lot number and expiry date.

•	Supporting product recall procedures

Returned Goods Processing

MOVIANTO

•	Receiving of returned goods in segregated secure and refrigerated areas

•	Providing documentation of returns received.

•	Contacting CLIENT to obtain disposition instructions

•	Arranging the destruction of returned products if required at the expense of CLIENT.

•	Managing return of product into stock, where appropriate

Return & Recall

MOVIANTO

•	Inform CLIENT on quality complaints immediately.

CLIENT

•	Receive, examine and treat complaints of its customers.

•	Answering quality complaints and initiation of recalls in 14 days

Product Quality Assurance (QA)

MOVIANTO

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•	Receiving of products into quarantine status

•	Managing release of product to saleable status on computer system

CLIENT

•	Manage control over Q/A hold and release of product

•	Be fully and solely responsible for ensuring that the products comply with all the APPLICABLE LAWS AND REGULATIONS.

•

Handle all discussions with regulatory agencies regarding manufacturing defects, health, safety, labelling, or advertising issues related to any product and be solely responsible for deciding the necessity, scope and procedures for product recall.

Reporting

The CLIENT will receive reports from MOVIANTO as outlined in APPENDIX 2

CREDIT MANAGEMENT & DEBT COLLECTION

1.	Set up of new DEBTOR in computer system

The CLIENT will explicitly authorize MOVIANTO to set up a DEBTOR in the computer system. Prior to this authorization MOVIANTO will not deliver any PRODUCT to the DEBTOR The following information is provided by the CLIENT to MOVIANTO in order to set up a DEBTOR.

•	Invoice address

•	VAT number

•	Phone number

•	Fax number

•	Email address of accounts payable department

•	Contact person in accounts payable department

•	Choice of DEBTOR to receive invoice in .pdf, .csv or .xml

•	Bank account, including IBAN & SWIFT

•	Payment terms

•	Credit limit

•	Sales person details(optional, in case of invoice dispute follow up)

2.	Invoicing

MOVIANTO offers the DEBTOR the choice to receive the invoice for the GOODS per mail or per e-mail. The CLIENT provides MOVIANTO with the following information in order to set up the invoice in accordance to the legal requirements:

•	CLIENT address of invoicing entity

•	CLIENT vat-number of invoicing entity

•	Bank account to be paid in, including IBAN & SWIFT

•	General conditions to add to invoice

•	CLIENT logo

•	Optional: Commercial messaging on invoice

CTI/ Movianto Nederland

•	Optional: Co-branding with MOVIANTO

a.	Invoicing ‘digital’:

i.	The CLIENT invoices are sent per email to the contact of the DEBTOR within 48 hours after the delivery of the GOODS to the DEBTOR.

ii.	The invoices can be sent to the DEBTOR in name of the CLIENT. An outgoing email-address is then to be provided to MOVIANTO.

b.	Invoicing ‘mail’:

i.	The CLIENT invoices are sent per mail to the contact of the DEBTOR within 48 hours after the delivery of the GOODS to the DEBTOR from MOVIANTO’s mail address.

ii.	The CLIENT provides MOVIANTO with sufficient envelopes to ensure a timely billing. In case these are not provided, MOVIANTO will use its own stationary in order to avoid non-compliance to this agreement.

MOVIANTO will add to the invoice all necessary information in order ensure timely and correct payments, such as reference, payment terms, etc.

3.	Payments

a.	The CLIENT will open a bank account in the CLIENT’s name, specifically and only for the debt collection of the invoices.

b.	The CLIENT will provide to MOVIANTO viewing rights on this account through ISABEL 6.0. MOVIANTO uses the ISABEL software to download the payment in CODA and import this on its debt collection system.

c.	The transfers from the CLIENTS account to its operational accounts is taken care of by the CLIENT.

Debt Collection

d.	MOVIANTO will represent CLIENT in the debt collection process. Therefore the DEBTOR will not realize he/she is in contact with a third party, MOVIANTO. A telephone and fax number will be provided by the CLIENT to MOVIANTO which will be used for debt collection purposes. In case, such numbers cannot be provided, MOVIANTO will provide these numbers.

e.	Under no circumstances MOVIANTO becomes owner of the debt. Therefore cannot be held liable for the debt that has not been collected at the end of the process agreed between the CLIENT and MOVIANTO. However MOVIANTO will assist the CLIENT in order to collect the debt in full.

f.	The ‘standard process’ set up of the debt collection is as follow:

i.	On the expiry date +1 day a first reminder (herinnering) is being sent

ii.	On the expiry date + 15 days a first telephone conversation is held with the DEBTOR contact person provided by CLIENT

iii.	On the expiry date +30 day a warning (waarschuwing) is being sent

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iv.	On the expiry date + 45 days a first telephone conversation is held with the DEBTOR contact person provided by CLIENT

v.	On the expiry date +60 day a final notice (ingebrekestelling) is being sent

vi.	On the expiry date +75 day MOVIANTO will propose to the CLIENT to stop delivering although the credit limit is not exceeded. The CLIENT will need to communicate its decision. Furthermore MOVIANTO will propose to hand over the outstanding debt to lawyer in order collect the outstanding debt.

g.	Debt collection ‘digital’

i.	The CLIENT reminders are sent per email to the contact of the DEBTOR instantly on the agreed delays according to the standard debt collection process or any process agreed with the CLIENT.

h.	Debt collection ‘mail’

i.	The CLIENT reminders are sent per fax to the fax number of the DEBTOR instantly on the agreed delays according to the standard debt collection process or any process agreed with the CLIENT. In case a fax-number is not provided The CLIENT reminders are sent per mail to the contact of the DEBTOR within 24 hours after the expiry of a delay to the standard debt collection process or any process agreed with the CLIENT

i.	Changes to the ‘standard process’

i.	The CLIENT can require different delay dates as described in the ‘standard process’. This is not considered a change to the ‘standard process’. However in case an additional action is required by the CLIENT from MOVIANTO, this will be considered as an ‘extra’-action to the ‘standard process’.

j.	Traceability of actions

i.	MOVIANTO uses a software for this process. The CLIENT will have viewer rights on this software in order to follow the actions taken by MOVIANTO towards the DEBTORS of the CLIENT

4.	Invoice dispute handling

In case an invoice is being disputed the DEBTOR. The debt collection process will immediately stop. MOVIANTO will ask the CLIENT to settle the dispute with the DEBTOR.

The act of sending the invoice, however in dispute, will be considered as a payable action to MOVIANTO.

However MOVIANTO provides a service in which it takes care of this process for the CLIENT. MOVIANTO will contact the CLIENTS salesperson in order to evaluate the dispute together with the SALESPERSON. An adequate follow up will be given to dispute.

i.	On the first date a written dispute will be provided to the salesperson of the CLIENT

ii.	On the date + 7 days a first telephone conversation is held with the salesperson of the CLIENT

iii.	On the date +14 a reminder is being sent to the sales person & his supervisor

iv.	The last 2 actions will reoccur until the dispute is solved

CTI/ Movianto Nederland

SCHEDULE 4

TERRITORY

EU Countries	Major Language
Austria	German
Belgium	French/Dutch/German
Bulgaria	Bulgarian
Cyprus	Greek
Czech Republic	Czech
Denmark	Danish
Estonia	Estonian
Finland	Finnish (Suomi)
France	French
Germany	German
Greece	Greek
Hungary	Hungarian
Ireland	English
Italy	Italian
Latvia	Latvian
Lithuania	Lithuanian
Luxembourg	Luxembourgish
Malta	Maltese
Netherlands	Dutch
Poland	Polish
Portugal	Portuguese
Romania	Romanian
Slovakia	Slovak
Slovenia	Slovenian
Spain	Spanish
Sweden	Swedish
United Kingdom	English

Centralized Procedure
Norway	Norwegian
Iceland	Icelandic
Switzerland	German/French/Italian

CTI/ Movianto Nederland

The following countries are planned for initial Pixuvri® commercial launch :

EU Countries	Country Language	Language Customer Service	Quarter
Austria	German	German	**
Denmark	Danish	English	**
Finland	Finnish (Suomi)	English	**
Germany	German	German	**
Ireland	English	English	**
Netherlands	Dutch	Dutch	**
Sweden	Swedish	English	**

Centralized Procedure
Norway	Norwegian (Norsk)	English	**

CTI/ Movianto Nederland

SCHEDULE 5

CLIENT’S INITIAL NON-BINDING BUSINESS FORECAST

Country	2012			2013			2014
	# Vials	# SKU	Estimated # Orders	# Vials	# SKU	Estimated # Orders	# Vials	# SKU	Estimated # Orders
Germany	1,980	1	**	9,504	2	**	11,405	3	**
Austria	180	1	**	864	2	**	1,037	2	**
Finland	144	1	**	691	2	**	829	2	**
Ireland	144	1	**	691	2	**	829	2	**
Denmark	144	1	**	691	2	**	829	2	**
Sweden	216	1	**	1,037	2	**	1,244	2	**
Norway	108	1	**	518	2	**	622	2	**
Netherlands	288	1	**	1,382	2	**	1,659	2	**
France	0	0	**	936	1	**	1,123	2	**
UK	0	0	**	864	1	**	1,037	2	**
Italy	0	0	**	1,728	1	**	2,074	2	**
Spain	0	0	**	648	1	**	778	2	**

Total	3,204	8	**	19,555	20	**	23,466	25	**

CTI/ Movianto Nederland

SCHEDULE 6

CLIENT’S TERMS AND CONDITIONS OF SALE

6.1	Definitions and Interpretation

In this Schedule, unless the context otherwise requires, the following expressions shall have the meanings set out opposite them:

“Seller” means CTI Life Sciences Limited (the Client of Movianto)

“Customer” means the person who accepts a quotation of the Seller for the sale of Goods or whose order for the Goods is accepted by the Seller.

“Terms and Conditions of Sale” means the standard Terms and Conditions of Sale set out in this document and (unless the context otherwise requires) includes any special terms and conditions agreed in writing between the Customer and the Seller.

“Goods” means the product which will be ordered and purchased by Customer under these Terms and Conditions of Sale.

“Order” means the contract by the purchase and sale of the Goods.

“Working day” means any day save a Saturday, Sunday or a day falling on a bank holiday.

The headings in these Terms and Conditions of Sale are for convenience only and shall not affect their interpretation.

6.2.	Basis of the Sale

6.2.1 The Seller shall sell and the Customer shall purchase the Goods in accordance with any quotation of the Seller which is accepted by the Customer, or any order of the Customer which is accepted by the Seller, subject in either case to these Conditions, which shall govern the Order to the exclusion of any other terms and conditions subject to which any such quotation is accepted or purported to be accepted, or any such order is made or purported to be made, by the Customer.

6.2.2 No variation to these Conditions shall be binding unless agreed in writing between the authorised representatives of the Customer and the Seller.

6.3	Orders

6.3.1 The quantity and description of the Goods shall be those set out in the Seller’s quotation (if accepted by the Customer) or the Customer’s order (if accepted by the Seller).

6.3.2 The Seller shall be entitled to cancel the Order in respect of all or part only of the Goods by giving notice to the Customer at any time prior to delivery, in which event the Seller shall have no liability to the Customer for any loss (including loss of profit), costs (including the cost of labour), damaged, charged and expenses incurred by the Customer as a result of the cancellation.

6.4	Price of the Goods

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6.4.1 All orders will be invoiced at the prices current at the date of dispatch and are subject to alteration without notice. Prices shown are exclusive of Value Added Tax which will be charged at the standard rate applicable at the date of invoicing. The Seller reserved the right to amend prices to those ruling at the date of dispatch and to amend any errors or omissions. Prices are applicable in the United Kingdom only.

6.5	Terms of Payment

6.5.1 All accounts are STRICTLY NET and become due under these Terms and Conditions of Sale on receipt of invoice and shall be payable such that the Seller shall have received cleared funds no later than 30 days from the invoice date. The time of receipt of cleared funds shall be of the essence of the contract between the Seller and Customer. Without prejudice to any other right or remedy that may be available to the Seller, the Seller shall be entitled to charge interest on a daily basis, at the rate of 2.5% per month or part month, on all amounts not paid in accordance with these terms. Interest will be compounded on a calendar month basis.

6.6	Delivery

6.6.1 Acceptance of any Order is subject to supplies of the Goods being available. The Seller reserves the right to deliver the Order in whole or in part and the Customer shall honour all invoices presented in respect of such deliveries in accordance with Section 5 of these Terms and Conditions of Sale.

6.6.2 Where the Goods are to be delivered in instalments, each delivery shall constitute a separate contract and failure by the Seller to delivery any one or more of the instalments in accordance with these Terms and Conditions of Sale or any claim by the Customer in respect of one or more instalments shall not entitle the Customer to treat the Order as a whole as repudiated.

6.6.3 The cost of delivery will normally be paid by the Seller, but the Seller reserves the right to select the means whereby the Goods are forwarded to the Customer. If delivery is made by a special carrier or more quickly than Movianto’s standard provision at the request of the Customer the Seller reserves the right to make an additional charge.

6.6.4 Any dates quoted for delivery of the Goods are approximate only and the Seller shall not be liable for any delay in delivery of the Goods howsoever caused. Time for delivery shall not be of the essence unless previously agreed by the Seller in writing.

6.6.5 A Customer shall themselves or by their duly authorised representative sign the delivery note as an acknowledgement of full delivery. On delivery to the address nominated by the Customer the Seller shall be entitled to assume that any signature given is that of such a duly authorised representative.

6.7	Risk and Property

6.7.1 Risk of damage to or loss of the Goods shall pass to the Customer on delivery to the Customer’s designated point of delivery or, if the Customer wrongfully fails to take delivery of the Goods, the time when the Seller has tendered delivery of the Goods

6.7.2 Notwithstanding delivery and the passing of risk in the Goods, or any other provision of these Terms and Conditions of Sale, the property in the Goods shall not pass to the Customer until the Seller has received in cash or cleared funds payment in full of the price of

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the Goods and all other Goods agreed to be sold by the Seller to the Customer for which payment is then due.

6.7.3 Until such time as the property in the Goods passes to the Customer, the Customer shall hold the Goods as the Seller’s fiduciary agent and bailee, and shall keep the Goods separate from those of the Customer and third parties and properly stored, protected and insured and identified as the Seller’s property. Until that time the Customer shall be entitled to resell or use the Goods in the ordinary course of its business but shall account to the Seller for the proceeds of sale or otherwise of the Goods, whether tangible or intangible, including insurance proceeds, and shall keep all such proceeds separate from any monies or property of the Customer and third parties and, in the case of tangible proceeds, properly stored, protected and insured.

6.7.4 Until such time as the property in the Goods passes to the Customer (and provided the Goods are still in existence and have not been resold), the Seller shall be entitled at any time to require the Customer to deliver up the Goods to the Seller and, if the Customer fails to do so forthwith, to enter upon any premises of the Customer or any third party where the Goods are stored and repossess the Goods.

6.7.5 The Customer shall not be entitled to pledge or in any way charge by way of security for any indebtedness any of the Goods which remain the property of the Seller, but if the Customer does so all monies owing by the Customer to the Seller shall (without prejudice to any other right or remedy of the Seller) forthwith become due and payable.

6.8	Damages, Shortages or Loss in Transit

6.8.1 Any claim by the Customer:

6.8.1.1 which is based on delivery of allegedly faulty Goods must be notified immediately by telephone to the Customer Service Helpline;

6.8.1.2 which is based on any damage during transit shall be notified to the Seller and the carrier in writing within two (2) working days from the date of delivery;

6.8.1.3 which is based on any loss or shortage shall be notified to the Seller and the carrier in writing within two (2) working days from the date of delivery.

6.8.2 If the Customer does not notify the Seller accordingly the Customer shall not be entitled to reject the Goods and the Seller shall have no liability for such fault, damage, loss or shortage, and the Customer shall be bound to pay the price as if the Goods had been delivered in accordance with the Order.

6.8.3 Where any valid claim in respect of any of the Goods which is based on any fault, damage, loss or shortage is notified to the Seller in accordance with these Terms and Conditions of Sale, the Seller shall be entitled to replace the Goods (or the part in questions) free of charge or, at the Seller’s sole discretion, refund to the Customer the price of the Goods (or a proportionate part of the price), but the Seller shall have no further liability to the Customer. In these instances the Customer must retain all damaged Goods and/or packaging for inspection and/or collection by the Seller.

6.8.4 The Seller shall not be liable to the Customer or be deemed to be in breach of the Order by reason of any delay in performing, or any failure to perform, any of the Seller’s obligations in relation to the Goods, if the delay or failure was due to any cause beyond the

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Seller’s reasonable control. Without prejudice to the generality of the foregoing, the following shall be regarded as causes beyond the Seller’s reasonable control:

Act of God, explosion, flood, tempest, fire or accident;

War or threat of war, sabotage, insurrection, civil disturbance or requisition;

Acts, restrictions, regulations, by-laws, prohibitions or measures of any kind on the part of any governmental, parliamentary or local authority;

Import or export regulations or embargoes;

Strikes, lock-outs or other industrial actions or trade disputes (whether involving employees of the Seller or of a third party);

Difficulties in obtaining raw materials, labour, fuel, parts or machinery;

Power failure or breakdown in machinery;

Failure due to delay in the obtaining of any governmental or other permission for the sale, storage or transportation of the Goods.

6.9	Returns

6.9.1 Requests to return Goods must be made within three (3) working days of receipt. All requested returns must be authorised in advance by the Seller’s Customer Service office. Items requiring temperature controlled storage will require a valid proof of correct storage of Goods prior to any agreement to return. However, in the event that the product licence holder does not warrant the efficacy of the Goods, credits will not be issued in any circumstance, regardless of the existence of Customer temperature controlled records. For the avoidance of doubt temperature controlled Goods must be checked and refused on delivery if necessary. Once Goods are accepted (even in the case of manifest error by the Seller), credit will not be issued.

6.9.2 All Goods for return will be collected by the Seller or their nominated sub-contractor, collection will be attempted a maximum of three (3) times and it is the Customer’s responsibility to ensure Goods are ready for collection. After the third attempt the return will be cancelled and full payment for the Goods will be required.

6.9.3 Notwithstanding that a return is authorised by the Seller the Seller may subsequently refuse to accept the return of Goods if:-

They are not of the same batch as that supplied in the Order.

They are not in sealed original packaging.

They are in the sole opinion of the Seller unfit for resale.

Any unauthorised Goods returned or any Goods returned by other means than those designated in 9.2 will be destroyed and no credit will be issued.

6.10	Insolvency of the Customer

6.10.1 This clause applies if:

6.10.1.1 The Customer makes any voluntary arrangement with its creditors or becomes subject to an administration order or (being an individual or firm) becomes bankrupt or (being a company) goes into liquidation (otherwise than for the purposes of amalgamation or reconstruction): or

6.10.1.2 The holder of a security interest takes possession, or a receiver is appointed, of any of the property or assets of the Customer: or

6.10.1.3 The Customer ceases, or threatens to cease, to carry on business: or

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6.10.1.4 The Seller reasonably apprehends that any of the events mentioned above is about to occur in relation to the Customer and notifies the Customer accordingly.

6.10.2 If this clause applies then, without prejudice to any other right or remedy available to the Seller, the Seller shall be entitled to cancel the Order or suspend any further deliveries under the Order without any liability to the Customer, and if the Goods have been delivered but not paid for the price shall become immediately due and payable notwithstanding any previous agreement or arrangement to the contrary.

6.11	Proper Law, Jurisdiction, Severability and Waiver

6.11.1 These Terms and Conditions of Sale of sale shall be governed by English law and the Seller and the Customer shall both submit to the exclusive jurisdiction of the English Courts.

6.11.2 The invalidity or unenforceability of any provision of these conditions shall not affect the validity or enforceability of any other provision which shall remain in full force and effect.

6.11.3 The failure of the Seller to enforce any right or provision in these Terms and Conditions of Sale shall not constitute a waiver of that right or provision.

CTI/ Movianto Nederland

APPENDICES:

APPENDIX 1: CLIENT pharmaceutical products

APPENDIX 2: Service Fee

APPENDIX 3: Physical Distribution Conditions

APPENDIX 4: General Transport Conditions “AVC 2002”

APPENDIX 5: TLN betalingscondities

APPENDIX 6: Approved Subcontractors MOVIANTO

APPENDIX 7: CLIENT Contact List

APPENDIX 8: MOVIANTO Nederland Contact List

APPENDIX 9: Functional Specifications

CTI/ Movianto Nederland

APPENDIX 1:

CLIENT PHARMACEUTICAL PRODUCTS

Description of products

Product	Generic Substance	Product Code	Country Code	Quality Status	Storage condition	Transport condition	Special Information (ADR, CD, Cytotoxic, etc)	Normal holding amount	Initial Price	MSDS provided to MOVIANTO
Pixuvri	Not Applicable	EU/1/12/764/001	TBD	EC Approved	2-8C	2-8C*	Cytotoxic	TBD	TBD	CTI will provide MSDS

CTI/ Movianto Nederland

APPENDIX 2:

SERVICE FEE

Warehouse Services

Fixed monthly Fee
# orders per Month	Warehousing Service	Customer Service (EN, DE, FR, NL)	Additional EU language
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

Returns Processing
Return Fee	*	*
Destruction Charges	*	*

Emergency Orders
Per Emergency Order Fee	*	*

Transport Services
Distribution - Benelux	**
Distribution - Rest of EU	**
**

Excluded
**
**
**
**
**

Conditions
AVC conditions	Transport by road in the Netherlands
CMR conditions	Transport by road outside the Netherlands
Dutch Forwarding conditions	Transport by air or sea
Physical Distribution conditions	For storage and handling activities
TLN conditions	For payment of our services
(For all conditions the most recent version is applicable)
One-Time fee for IT implementation

CTI/ Movianto Nederland

Business Facts
User Requirements will be written by Client? (YES|NO)	YES
Functional Specifications will be written by Movianto?	YES
Project Charter necessary?	NO
If Reports are necessary, please choose. (Mark with “X”)	Stock Level
Delivery
Despatch
Web access to the Reporting Platform necessary		NO

Technical Facts
Is the connection to the Client already in place (only for CRs)		NO
Which kind of technical connection is preferred? (Mark with “X”)	JMS or IBM MQ
HTTPS
SOAP
	SFTP	X
EDIFACT
Which is the incoming Format? (Mark with “X”)
Movianto GBO structure
XML(NS) Format		X
IDOC XML(NS) Format - Movianto Standard
XML(NS) format based on SAP IDOCs
Fixed length - Movianto Standard
Fixed length or tagged delimited format (CSV)		X
EDIFACT Standard

How complex is the Mapping, and the business rules? - Please choice		LOW
Changes on the GBO model necessary - If yes how many GBOs are involved? (Referring to the actual GBO documentation)		0
Unit tests with different test cases are necessary?		YES
Test plans are written by the Client?		YES
Integration tests are fully processed and coordinated by the Client and the Business Unit? (YES|NO)		YES
User tests are fully processed and coordinated by the Client and the Business Unit?		YES
Additional Computer System Validation (CSV) necessary?		NO
Number of connected Movianto countries		1

Interfaces:	Active
Delivery		0
Despatch	X	1
Invoice	X	1
ASN		0
Goods Receipt	X	1
Stock Level	X	1
Batch Release (Batch Status Change)		0
Business Partner Master		0
Article Master		0

CTI/ Movianto Nederland

Returns	X	1
5

Remarks:	The effort was increased, because CTI wants to have XML and csv files for all interfaces Also additional effort to create requested pdf files for the financial reports in NL

Summarization effort
	Effort (MD)	Daily	Costs
Development and testing Prince	26	**	**
Project Management Prince	2	**	**
Computer System Validation Prince	0		—	€
Effort Movianto Prince	28	Sum	**

	Units
Movianto Prince Product fee	0		—	€
Effort Business Units	**		—	€
Effort Movianto Prince and BU	**
Safety margin	0	0%

Remarks:

Costs in total	**

APPENDIX 3:

PHYSICAL DISTRIBUTION

CONDITIONS

Filed with the District Court in Amsterdam

on September 1st, 2000.

Registered under number 177/2000

Filed with the District Court in Rotterdam

CTI/ Movianto Nederland

on September 1st, 2000.

Registered under number 116/2000

Physical distribution Articles

Article	1.	Definitions
	2.	Scope of Action
	3.	Employees and Independent Contractors
	4.	The Physical Distributor’s Obligations
	5.	Consequences in the Case of Non-Compliance of Obligations of the Physical Distributor
	6.	Obligations of the Principal
	7.	Consequences of Principal’s Non-Compliance with His Obligations
	8.	Liability of the Physical Distributor
	9.	The Principal’s Liability
	10.	Claims Lapse and Expiry
	11.	Terms of Payment
	12.	Securities
	13.	Competent Judge
	14.	Recommended Quotation Title

CTI/ Movianto Nederland

PHYSICAL DISTRIBUTION

CONDITIONS

(PD-Conditions)

ARTICLE 1	DEFINITIONS

These conditions use principal terms which are defined as follows:

1.	Physical Distribution

All operations such as transport, freight forwarding, unloading, stocking, storage, discharge, loading, stock control, assembly, processing of orders, preparation for dispatch for shipping, invoicing, information exchange and management with regard to goods, subject to agreement between principal and physical distributor.

2.	Physical Distribution Agreement

The agreement whereby the physical distributor undertakes for the principal the performance of physical distribution.

3.	Physical Distributor

The provider of services who has entered into an agreement with the principal and has thus committed himself to performing physical distribution.

4.	PD-Conditions

The Physical Distribution Conditions under discussion.

5.	Transportation Procedure

The part of the implementation of the physical distribution agreement whereby goods are on board a vehicle of transport in order to be transported by it. The procedure does not include loading and unloading from these vehicles of transport.

6.	Circumstances beyond control

Circumstances which could not have been avoided by a careful physical distributor and of which he could not have prevented the consequences. Fire, explosion and the consequences thereof shall always be deemed to be caused by circumstances beyond control.

7.	Acceptance of goods

The point in time at which the goods have been physically handed over into the care of the physical distributor in order to perform the agreed work.

8.	Delivery

The actual time when the goods are placed at the principal’s or at the disposal of the person entitled to the goods, after the agreed work has been performed.

9.	Carrier’s liability

The liability resulting from contracts, statutory regulations and the conditions under discussion, applicable to (transnational) transport by road, rail, on (inland) waterways, by sea or combined transport. If and insofar as the above contracts, laws and statutory regulations and conditions omit certain liabilities, the PD-Conditions under discussion apply.

CTI/ Movianto Nederland

10.	Freight forwarding

Entering into one or more transportation agreements with a carrier on behalf of the principal, or laying down a stipulation in such (a) transportation agreement(s) on behalf of the principal.

11.	Stock Discrepancy

An inexplicable discrepancy between the physical stock and the stock as it should be according to the stock records of the physical distributor and the principal.

12.	Working Days

All calendar days, with the exception of Saturdays, Sundays, and generally acknowledged Christian and public holidays.

ARTICLE 2	SCOPE OF ACTION

General

1.	The PD-Conditions govern all offers made, agreements entered into by the physical distributor, and the legal and actual actions undertaken for implementation of certain activities, in as far as the PD-Conditions are not contrary to compulsory law.

2.	Deviations from these conditions are only valid if and insofar as they were specifically agreed between both parties.

3.	Unless explicitly agreed otherwise, the applicability of conditions stipulated by the principal is precluded.

4.	If the principal and the physical distributor have agreed to exchange data electronically, these conditions and also the General Conditions for Electronic Communication (Algemene Voorwaarden voor Elektronisch Berichtenverkeer), latest version, as filed with the District Courts in Amsterdam and Rotterdam by the Transport Foundation Address, are applicable.

Transport

5.	Besides Treaties, Conventions, Laws and statutory regulations applicable to the various transportation modalities, the following rules apply to the various types of transportation indicated, taking the above into account:

•	National transport by road

The General Transportation Conditions 1983 (Algemene Vervoer Condities)

•	Transport by rail

The stipulations of the transportation document

•	Transport on inland waterways

The ‘Bevrachtingsvoorwaarden’ 1991, filed with the District Courts in Amsterdam and Rotterdam, latest version filed

•	Transport by air

The standard IATA Transportation Conditions, as stated on the reverse of the standard IATA air bill, as well as the conditions referred to on the reverse

•	Combined transport

For each part of the transport the rules of law applicable to that specific part, as well as art. 8.40 up to and including 8:52 Civil Code.

CTI/ Movianto Nederland

Freight forwarding

6.	Should the physical distributor undertake freight forwarding, articles 60 up to and including 73 of Book 8 of the Civil Code are applicable, as are the Dutch Freight Forwarding Conditions, as filed with the District Courts in Amsterdam, Arnhem, Breda and Rotterdam on 2 March, 1992, of the latest version filed.

ARTICLE 3	EMPLOYEES AND INDEPENDENT CONTRACTORS

1.	The physical distributor is entitled to deploy independent contractors when implementing the agreement. The physical distributor is responsible for actions undertaken and any negligence caused by the independent contractors during the performance of work for which they have been deployed by the physical distributor, in the same way as he is responsible for his own employees.

2.	It is, however, explicitly stipulated that the physical distributor shall not be liable for any damage, caused intentionally of by implied gross negligence on the part of his employees or independent contractors.

3.	If the above employees or independent contractors are held liable with respect to the work for which they were deployed by the physical distributor which does not fall within the scope of the agreement, it is stipulated on their behalf that they can refer to all stipulations on exclusion or limitation of liability as incorporated in the conditions under discussion.

4.	Any legal action with regard to liability, irrespective of the reasons, can only be taken by the principal within the scope of the agreement entered into with the physical distributor.

ARTICLE 4	THE PHYSICAL DISTRIBUTOR’S OBLIGATIONS

The physical distributor is obliged to:

1.	Accept the agreed goods in the specified place, time and manner, accompanied by a transportation document and other documents issued by the principal.

2.	Bear responsibility for loading and unloading of the goods.

3.	Ensure that storage and handling of goods take place in explicitly agreed locations.

4.	Take all necessary measures at the principal’s expense with respect to the goods, including those not resulting directly from the physical distribution, and prior to proceeding further with the actions, and where possible consulting the principal.

5.	Insure against his liability resulting from the PD-agreement upon the principal’s request.

6.	Insure the goods, also stating the coverage required, upon written request from the principal and on behalf of both parties, whereby the right of recovery is withheld, and to provide the principal with a copy of the policy or a copy of an insurance certificate.

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7.	Admit the principal and persons designated by him to the storage locations of the goods, if:

•	The above takes place in the presence of the physical distributor or any person designated by him, and if informed of this intent in advance.

•	The above is in accordance with the house rules of the physical distributor.

8.	Perform additional work at rates agreed in consultation with the principal.

9.	Request instructions from the principal prior to taking delivery of goods which are visibly damaged. Should it not be possible to obtain instructions in time, the physical distributor is entitled to refuse to accept delivery of the damaged goods.

10.	Take responsibility for the materials deployed by him in implementing the physical distribution agreement.

11.	Deliver goods in the condition in which they were received, of in the condition mutually agreed.

12.	Observe confidentiality towards third parties with respect to facts and data known to him on the basis of the physical distribution agreement.

ARTICLE 5 CONSEQUENCES IN THE CASE OF NON-COMPLIANCE OF OBLIGATIONS OF THE PHYSICAL DISTRIBUTOR

1.	If the physical distributor does not meet his obligations as stated in article 4, paragraphs 4, 5, 6, 7 and 8, the principal is entitled to terminate the physical distribution agreement, without losing his entitlement to payment for damages to the goods, after setting a deadline for the physical distributor in writing, and if after expiry of that date the physical distributor has failed to meet his obligations. If the length of the period has not specifically been stipulated in the PD-agreement, a period of thirty calendar days applies.

2.	If the physical distributor has not met his obligations as stated in article 4, paragraph 11, article 8 is applicable.

3.	The principal, respectively the recipient of the goods, should inform the physical distributor immediately in writing of any visible damage at the time of delivery; damage that is not immediately visible, should be reported in writing to the physical distributor as soon as possible, no later than 7 days after delivery.

4.	If the physical distributor does not meet his obligations as stated in article 4, paragraph 9, on request of the principal, the damaged goods will be returned to the sender at the expense of the physical distributor.

ARTICLE 6	OBLIGATIONS OF THE PRINCIPAL

The principal is obliged to:

1.	Provide the physical distributor on time with all the relevant information on the goods or the handling thereof, unless he may reasonably assume that the physical distributor already possesses this information of should possess this information. The principal guarantees that the information provided by him is correct.

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2.	Place the relevant goods in the specified place, time and manner at the disposal of the physical distributor, accompanied by the corresponding documents and/or documentation and all other forms required by law.

3.	Reimburse any additional expenses incurred by the physical distributor for additional work and/or deviating circumstances, which do not fall within the scope of the agreed rate for the physical distribution.

4.	Indemnify the physical distributor upon his first request against claims instituted by third parties which do not fall within the scope of the agreement for damages of financial disadvantages, related in any way with the implementation of the PD-agreement by the physical distributor himself, his employees of independent contractors.

5.	Be responsible for the goods and materials placed at the physical distributor’s disposal.

6.	On termination of the physical distribution agreement, to take delivery of those goods still in the possession of the physical distributor no later than the last working day of the agreement, after payment of all outstanding amounts of future dues. For the amounts outstanding after termination of the physical distribution agreement, the principal may limit himself to providing sufficient security.

7.	Observe confidentiality towards third parties with regard to facts and data known to him due to the Physical Distribution agreement.

ARTICLE 7 CONSEQUENCES OF PRINCIPAL’S NON-COMPLIANCE WITH HIS OBLIGATIONS

1.	If the principal does not meet his obligations as stated in article 6, the physical distributor is entitled to terminate the agreement of physical distribution, without losing the right to payment of damages suffered, provided he has notified the principal in writing of his obligations and receives no reaction on expiry of the deadline set. If the exploitation of his enterprise is disturbed incommen-surately by setting the deadline, the physical distributor may also proceed to terminate the agreement, without observing the deadline.

Termination is executed by written notification and the agreement for physical distribution is terminated on receipt of this notification.

2.	If the principal does not meet his obligations, as stated in article 6, paragraph 6, article 17 General Transportation Conditions (AVC) is applicable.

ARTICLE 8	LIABILITY OF THE PHYSICAL DISTRIBUTOR

1.	Transportation procedure. The physical distributor accepts carrier liability for damages incurred to goods entrusted to him during the transportation procedure, even if he subcontracts the transportation to others. The above is valid unless the physical distributor has explicitly and previously expressed that he is not acting as a carrier with regard to the transport procedures, but as a forwarding agent: in that case his liability is governed by articles 8:60 up to and including 8:73 Civil Code, and by the Dutch Shipping and Forwarding Conditions.

2.	Damage to goods, not incurred during transport. The physical distributor is liable for damages incurred to and loss of goods entrusted to his care from the moment of

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receipt until delivery, unless he can prove circumstances beyond his control as stated in article 1, paragraph 5.

3.	Consequential damage. The physical distributor is only liable for damage to or loss of the goods entrusted to his care, and therefor not for immaterial damage, or lost profits, consequential damage, irrespective of how incurred, including damage due to delay and damage based on advice offered by the physical distributor.

4.	Open-Air Storage. The physical distributor is not liable for damage to goods, insofar as the damage is a result of special risks connected with open-air storage requested by the principal.

5.	Limitation of Liability. Excluding his own wilful misconduct of gross negligence, the physical distributor is under no circumstances liable for an amount exceeding Dfl 250,000 for one incident or a series of incidents due to the same cause. Provided that damage, devaluation of loss of goods falling within the scope of the order is involved, the liability is limited to Dfl 7.50 per kilogram of damaged of lost weight, with a maximum of Dfl 250,000.

6.	Discrepancies in Stock. Possible stock discrepancies should become evident from stock taking, which should be performed at least once a calendar year, either at the end of the year, or at the termination of the agreement. Possible deficits and surpluses are balanced against each other.

In the case of discrepancies in stock the physical distributor can only be held liable, if the deficits (shortages) exceed possible surpluses by a number of units, kilograms or litres, which is greater than one per cent of the total of goods handled by the physical distributor on an annual basis, which is the subject of the physical distribution agreement.

Needless to say it is explicitly agreed that the conditions under discussion also govern the physical distributor’s liability concerning discrepancies in stock, including the limits of liability as stated in article 8, paragraph 5.

ARTICLE 9	THE PRINCIPAL’S LIABILITY

1.	The principal is liable for all damages incurred by means of or connected with the goods entrusted to the physical distributor, e.g. the type of packaging thereof, such as damage connected with hazardous goods.

2.	The principal is liable for damages caused by persons permitted to the physical distributor’s premises on the principal’s authorisation.

3.	The principal is also liable for all expenses, damages, safe-guarding interests, fines, penalties and all impoundment’s, including damages incurred through either failing to clear customs documents, or failing to clear these on time, including circumstances where the clearing of the documents was impaired or delayed by submission of the goods with inappropriate documentation, of which are the result of, or are in any way related to damage for which the physical distributor cannot be held liable.

ARTICLE 10	CLAIMS LAPSE AND EXPIRY

1.	Any claim made against the physical distributor, among which claims on account of reimbursement, lapses after a period of twelve months, and expires after a period of eighteen months.

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2.	The lapse or expiry begins from the date following that on which the goods were delivered or should have been delivered, or for lack of such a date, on the date following the date that the claim originated.

In any case the lapse or expiry begins on the date following the date on which the agreement between the parties is terminated.

ARTICLE 11	TERMS OF PAYMENT

1.	All amounts owed to the physical distributor by the principal, irrespective of the basis, should be paid, within a specified period of in the absence of an agreed period, within fourteen days after date of invoice.

2.	If the principal should fail to pay an amount owed within the specified period of in the absence of a specified period within fourteen days after the date of invoice, he is obliged to pay an interest of 4% on an annual basis above the discount rate for promissory notes of the ‘Nederlandsche Bank’, beginning on the date that these payments were due up to and including the date of payment.

3.	The physical distributor is entitled to bill the principal for any necessary extrajudicial and judicial expenses incurred for the collection of debts, as stated in paragraph 1. The extrajudicial costs are owed from the moment that the principal, after having been declared in default according to article 6:82 Civil Code, and a third party has been assigned to collect the debts.

4.	An appeal for debt settlement (compensation) concerning requests for payment resulting from the physical distribution agreement, or other payment requests for other goods related costs cannot be permitted.

5.	In any case all amounts as stated in paragraph 1 of this article will be claimable immediately and, deviating from article 11 paragraph 4, will be eligible for compensation if:

a)	The principal’s petition for bankruptcy is being filed, the principal applies for a suspension of payment of loses free disposal of his assets in any way.

b)	The principal:

1)	Offers his creditors a settlement.

2)	Is in default with meeting any obligation towards the physical distributor.

3)	Discontinues his business or, in the case of a corporate body of company, this is dissolved.

ARTICLE 12	SECURITIES

1.	The physical distributor has a right of retention against any claims for surrender of funds, goods and documents under his supervision with regard to the physical distribution.

2.	With regard to the principal or the consignee the physical distributor is entitled to exercise his right of retention on what is due to him or will be owed to him by the principal or consignee irrespective on which account. He may also exercise his right of retention for goods for which reimbursement is due.

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3.	The physical distributor may also exercise his right of retention as stated in paragraph 2 on outstanding payments due to him by the principal with regard to previous agreements for physical distribution.

4.	The physical distributor may also exercise his right of retention on a commission entitlement with regard to reimbursement, for which he does not need to accept a security.

5.	If a disagreement arises concerning the amount payable, or if a recalculation, which cannot take place immediately, is necessary to determine the final amount, the party demanding delivery is obliged to pay the amount mutually agreed and to offer security for the payment of the disputed amount or which is yet to be determined.

6.	On all goods, documents and funds which the physical distributor has or will have under his control for any reason and destination, a right of lien is established as stated in article 3:236 Civil Code for all claims against the principal or the owner.

7.	The sale of any collateral takes place in accordance with the law or privately, if an agreement on this issue was reached.

8.	The authority to sell as stated in the above paragraph implies that the goods in his possession may be sold at the expense of the principal in accordance with articles 249 ff. Civil Code and to pay himself all amounts owed by the principal from the proceeds, this applies if the principal fails to settle the amounts, owed by him to the physical distributor, of if the principal has given the physical distributor good reason to anticipate that the payment obligations will not be met.

9.	The physical distributor may, if so requested, have the mortgaged goods replaced with another equivalent security based solely on his own judgement.

ARTICLE 13	COMPETENT JUDGE

1.	All agreements under the physical distribution conditions are subject to Dutch law.

2.	All disputes arising from or in connection with the agreement are subject to arbitration in Amsterdam or Rotterdam, in accordance with the TAMARA regulations (obtainable from the Chambers of Commerce in Amsterdam and Rotterdam, and the TAMARA Foundation, P.O. Box 4222, 3006 AE Rotterdam).

3.	Notwithstanding the stipulations made in this article in paragraph 2, the physical distributor is entitled to present claims with regard to outstanding amounts not disputed in writing by the principal within four weeks after expiry date of the invoice(s), to an ordinary judge in Amsterdam, whose exclusive authority with the exception of lodging an appeal, is herewith explicitly agreed by the parties.

ARTICLE 14	RECOMMENDED QUOTATION TITLE

The conditions under discussion may be quoted as the ‘Physical Distribution Conditions 1996’ and were deposited with the District Courts in Amsterdam and Rotterdam on 1 February, 1996.

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In the case of differences between the Dutch text and translations into any other language, the Dutch text prevails.

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APPENDIX 4:

Algemene Vervoercondities 2002 (AVC 2002)

General Conditions Of Transport 2002

Article 1 Definitions

In these conditions:

1. ‘Contract of carriage’ means the contract by which the carrier commits himself opposite the sender to carry goods by road.

2. ‘Sender’ means the contractual opposite party of the carrier. Mentioning a sender in the consignment note does not automatically mean that the sender so mentioned is the contractual opposite party of the carrier.

3. ‘Consignee’ means the person who by virtue of the contract of carriage has right, opposite the carrier, to delivery of the goods.

4. The ‘consignment note’ means the document drawn up in three original copies, one of which (evidence of receipt) is destined to the sender, the second one of which (evidence of delivery) is destined to the carrier, and the third one of which is destined to the consignee.

5. ‘Assisting servants and agents’ means employees of the carrier as well as persons whose services the carrier uses for the completion of the contract of carriage.

6. ‘Force major’ means circumstances in so far as a diligent carrier has been unable to avoid and in so far as such a carrier has been unable to prevent the consequences thereof.

7. ‘Damage caused by delay’ means damage to property/capital arising from delay in delivering goods.

8. ‘Written’ or ‘in writing’ means what it says or by electronic means.

9. ‘BW’ means Burgerlijk Wetboek (Dutch Civil Code).

10. ‘CMR’ means Convention on the Contract for the International Carriage of Goods by Road (CMR) (Geneva, 19 May 1956), as supplemented by the 1978 Protocol.

11. ‘Algemene Veerboot- en Beurtvaartcondities’ means the same (in translation: General Ferry Service and Barge Service Conditions), latest version, as deposited by sVa / Stichting Vervoeradres at the registry (griffie) of the district court of justice (arrondissementsrechtbank) at Amsterdam and at Rotterdam.

12. ‘Algemene Opslagvoorwaarden’ means the same (in translation: General Storage Conditions), latest version, as deposited by sVa / Stichting Vervoeradres at the registry (griffie) of the district court of justice (arrondissementsrechtbank) at Amsterdam and at Rotterdam.

13. ‘Stack-on transport’ means carriage of goods by means of a vehicle (most often, but not necessarily always a lorry), which in turn is carried in or on some other vehicle or transport means (such as often a ship or a railway car). For best understanding the technique, the reader is referred to art. 2 CMR.

Article 2 Electronic messages

1. If data, including those relating to the consignment note, are exchanged electronically, parties shall not dispute the admissibility of electronic messages as evidence in the event of a mutual conflict.

2. Electronic messages have the same force of evidence as written paper ones, unless such messages have not been saved and recorded in the format as agreed between the parties and at the agreed security level and in the agreed manner.

Article 3 Scope of application

The Algemene Vervoercondities apply to the contract of carriage of goods by road; if CMR applies, then the Algemene Vervoercondities apply supplementarily where CMR is silent.

Article 4 Obligations of the sender; notice of termination of the contract of carriage

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1. The sender is obliged:

(a) concerning the goods and the treatment of same, timely to supply to the carrier all data and information as he is able to or ought to be able to, and of which he knows or ought to know that such data and information are important to the carrier, unless he may assume that the carrier knows them;

(b) to make the contract goods available to the carrier at the agreed location and time and in the agreed manner, accompanied by the consigment note as required by article 5 and by any further documents as required by law from the sender;

(c) to address clearly and adequately each package to be carried and, in so far as reasonably practicable, to affix or append the required information and address to the package or its packaging in such manner that under normal circumstances it will retain its legibility until the end of the carriage. The sender may agree in writing with the carrier that addresses on the packages are substituted by a mark showing figures, letters or other symbols;

(d) to mention in the consignment note the total weight of the goods to be carried;

(e) to load and to stow the goods as agreed in or on the vehicle, and to have them unloaded, unless parties agree otherwise, or unless some other obligations follow from the nature of the intended carriage, considering the goods to be carried and the vehicle as made available.

2. The sender is not allowed to back out of his obligations mentioned in para 1 a, b, c, and d for whatever circumstance he may invoke and the sender is obliged to compensate the carrier for the damage arising from the non-compliance with the obligations mentioned.

3. Notwithstanding para 2 here before the carrier may give notice of termination of the contract without preceding summons to comply, if the sender did not fulfil his obligations mentioned in para 1 a and b; however the carrier may do so only after putting the sender in writing under an ultimate deadline and if the sender has not yet fulfilled his obligation by the expiry of that deadline. If by putting such a deadline the course of operation of the business of the carrier would be unreasonably disturbed, then the carrier may terminate the contract without granting a deadline as mentioned. The sender may likewise terminate the contract, if he did not fulfil his obligation as mentioned in para 1 b. Termination is effected by written notice and takes effect on the moment of receipt of same. After termination the sender is indebted to the carrier for 75 percent of the agreed freight without being held liable for further compensation. If no freight has been agreed, the applicable freight will be as per the law, respectively as per custom, respectively in fairness.

4. The carrier may also give notice of termination of the contract, in case of defective loading or stowing or in case of overcharging, but not until the sender has been put in the position to undo the defect or the overcharging. If the sender refuses to undo the defective loading and/or stowing or the overcharging, the carrier may either give notice of termination of the contract, or undo himself the defects and/or the overcharging; in both cases the sender is obliged to pay the carrier an amount of € 500,—, unless the carrier proves that the damages so suffered are in excess of that amount; para 3 does not apply.

5. The sender must repay to the carrier any fine imposed to him owing to overcharging, unless the carrier has fallen short in fulfilling his obligations as in art.9 para 1 and 5 or the carrier has not given notice of termination of the contract of carriage on the ground of the previous paragraph, without prejudice to his right to invoke mala fides of the sender.

6. Notwithstanding the other paragraphs of this article the sender must compensate to the carrier for damage which he has suffered in so far as the damage has arisen from the circumstance that the carriage of the goods has been or will be prohibited or restricted by public authority; however, this liability does not obtain if the sender proves that the carrier was or could have reasonably been aware of the prohibition or restriction at the time of the contract of carriage being concluded.

Article 5 The consignment note

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1. When making the goods available the sender is obliged to hand a consignment note to the carrier which states that these AVC 2002 apply to the contract of carriage concluded.

2. The sender is obliged to complete the consignment note entirely and conform to the truth and following directions for completion, and when making the goods available to the carrier he warrants the correctness and completeness of the data supplied by him.

3. The carrier is obliged to clearly make himself known as carrier in the consignment note presented by the sender and to sign it and to hand it back to the sender. If the carrier so requires, the sender is obliged to sign the consignment note. The signature may be printed or substituted by a stampprint or any other mark of the origin.

4. The consignment note may also be made out in the format of electronic messages in accordance with the format and security level as agreed between the parties and in accordance with the manner of forwarding, saving and recording as agreed between the parties.

Article 6 Value of the consignment note as evidence

1. When receiving the goods the carrier is obliged to check the correctness of the enumeration of the goods in the consignment note as well as the apparent good condition of the goods and their packaging, and in case of deviation to make a note of that on the consignment note. The obligation does not obtain if in the judgement of the carrier this would delay the carriage considerably.

2. The consignment note is prima facie evidence, subject to evidence to the contrary, of the conditions of the contract of carriage and the parties to the contract of carriage, and of the receipt of the goods and their packaging in apparent good condition, and of the weight and number of the goods. If the carrier has no reasonable means to check the correctness of the entries meant in para 1, then the consignment note is no evidence of the entries.

Article 7 Freight payment

1. The sender is obliged to pay the freight and further costs which burden the goods at the moment of handing over the consignment note or of the goods having been received by the carrier.

2. If freight payable at destination has been agreed, the consignee is obliged to pay the freight, the costs due owing to other reasons relating to the carriage and further costs burdening the goods on delivery of the goods by the carrier; if the consignee did not pay these upon the first reminder, he and the sender are severally obliged to pay. If, in case of a consignment on the condition freight payable at destination, the sender has mentioned in the consignment note that no delivery may be performed without payment of the freight, the costs due owing to other reasons relating to the carriage and further costs burdening the goods, the carrier, if no payment is made, must ask the sender for further instructions which he is obliged to follow up, in so far as reasonably possible, against compensation of costs and damage and possibly payment of a reasonable reward, unless these costs have arisen by his own fault.

3. The carrier has the right to charge all inevitable extra-judicial and judicial expenses made to collect the freight and other amounts, as mentioned in para’s 1 and 2, to the one who is debtor of the freight and other costs. The extra-legal collection expenses are due as from the moment when the debtor fails to pay and the claim has been referred to a third party for collection.

4. The freight, the costs due owing to other reasons relating to the carriage and further costs burdening the goods are due also if the goods are not delivered at destination or only partly, damaged or delayed.

5. An appeal to set off claims to pay freight, costs due owing to other reasons relating to the carriage and further costs burdening the goods against claims on some other account is not permitted.

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6. If the sender has not fulfilled his obligations mentioned in the present article, then the carrier is entitled to suspend departure of the vehicle, and in this event the damage arising from it are considered as costs burdening the goods.

Article 8 Instructions of the sender

1. The sender is entitled to change the place where the goods are made available, to designate himself or somebody else as consignee, to change a given indication of the consignee as well as to give orders concerning delivery or to change the place of delivery, if these instructions do not impede the normal operation of the business of the carrier.

2. Instructions may given also after receipt of the goods by the carrier.

3. The sender is obliged to compensate the carrier for the damage and costs caused by instructions being followed up. If the vehicle has moved to a place which had not been agreed previously in consequence of the instructions given, then the sender is obliged, except for paying compensation for damage suffered and expenses made, also to pay a reasonable reward for this purpose.

4. The right to give instructions is extinguished in proportion in which the consignee accepts the goods at the place of delivery or the consignee claims compensation from the carrier because the latter does not deliver the goods.

Article 9 Obligations of the carrier

1. The carrier is obliged to accept the goods agreed at the place and time and in the manner agreed as well as to communicate the loading capacity of the vehicle to the sender, unless the sender is likely to be aware of this.

2. The carrier is obliged to deliver at destination the goods received for carriage in the condition in which he has received them.

3. The carrier is obliged to deliver the goods received for carriage within a reasonable time lapse; if a period of delivery has been agreed in writing delivery must be done within this period.

4. If the carrier does not fulfill the obligation mentioned in para 1, the two parties may give notice of termination of the contract in respect of the goods not yet accepted by the carrier. However, the sender may do so only after having put the carrier under a deadline in writing and the carrier has not fulfilled his obligation at the expiry of it. Notice of termination is given by a written communication to the other party and the contract terminates at the moment of receipt of the communication. After termination the carrier is obliged to compensate the sender for the damage which he has suffered as a result of the termination. This compensation, however, cannot amount to more than twice the freight and the sender is due no freight.

5. The carrier is obliged to check the loading, stowing and possible overcharging undertaken by or on behalf of the sender if and in so far as circumstances permit to do so. If the carrier judges the loading and stowing to be defective, he is obliged, notwithstanding the stipulation in article 4 para 4, to make a remark of this in the consignment note. If he is not able or in the position to fulfil his obligation to check, he may make a remark to the effect in the consignment note.

6. If delivery to house has been agreed, the carrier must carry the goods at the door of the address mentioned in the consignment note or at the door of an address which in stead of the one in the consignment note the sender – in keeping with article 8 – has given.

Article 10 Liability of the carrier

1. Except in case of force major the carrier is liable for damage to or loss of the goods and for damage owing to delay in delivery in so far as the carrier has not fulfilled the obligations mentioned in article 9, para 2 and 3.

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2. For acts and omissions of his assisting agents and servants, the carrier is liable in the way as for his own acts and omissions.

3. The carrier cannot relieve himself of his liability by invoking the defective condition of the vehicle or of the equipment of which he makes use unless this has been made available to him by the sender, the consignee or the receiver. The notion equipment does not include a ship or a railcar in or on which is the vehicle.

Article 11 Special risks

Notwithstanding article 10, the carrier, who did not fulfil his obligations as in article 9 para 2 and 3, is – in spite of this – not liable for the damage arising from this, in so far as the non-compliance is the result of the special risks bound to one or more of the following circumstances:

(a) the carriage of the goods in an open unsheathed vehicle, if this has been explicitly agreed and specified in the consignment note;

(b) absence of or defective condition of packing of the goods which considering their nature or the manner of carriage should have been sufficiently packed;

(c) handling, loading, stowing or unloading of the goods by the sender, the consignee or persons acting for the account of the sender or the consignee;

(d) the nature of certain commodities itself which owing to causes connected with this nature are exposed to total or partial loss or to damage, particularly through spontaneous inflammation, explosion, melting, breakage, corrosion, decay, desiccation, leakage, normal reduction of quality or the action of moth or vermin;

(e) heat, cold, temperature variations or humidity of the air, but only if it has not been agreed that the carriage would be performed by means of a vehicle especially equipped to protect the goods from the effects of such conditions;

(f) insufficiency or inadequacy of the addresses, figures, letters or marks of the packages;

(g) the fact of carriage of a live animal.

Article 12 Presumption of exonerating circumstances

1. If the carrier proves that, considering the circumstances of the case, the non-compliance with his obligations following article 9 para’s 2 and 3 may have been a consequence of one or more of the special risks enumerated in article 11, it is presumed that the non-compliance was such a consequence indeed. However, the person who opposite the carrier is entitled to the goods may prove that this non-compliance was not wholly or partly caused by one of these special risks.

2. The presumption mentioned here before does not apply in the event mentioned in article 11 (a), if there is an abnormal shortage or an abnormally big loss of packages.

3. If, in accordance with what the parties had agreed, the carriage is performed by means of a vehicle especially equipped to protect the goods from the effects of heat, cold, temperature variations or humidity of the air, the carrier may for the purpose of exoneration of his liability caused by this effects invoke the benefit of article 11 (d) only if he proves that all measures had been taken, which he was obliged to take considering the circumstances, with respect to the choice, the maintenance, and the use of such equipment and that he acted in compliance with the special instructions meant in the 5th paragraph.

4. The carrier may only invoke the benefit of article 11 (g), if he proves that all measures had been taken which he was normally obliged to take, considering the circumstances and that he had acted in compliance with the special instructions meant in the 5th paragraph.

5. The special instructions meant in the 3rd and 4th paragraphs of this article must have been given to the carrier before the start of the carriage and must have been explicitly accepted by him and must be specified in the consignment note if one has been issued for the carriage concerned. The single specification of them in the consignment note constitutes no evidence in this event.

Article 13 Compensation

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1. The compensation due by the carrier on the ground of non-compliance with his obligation as in article 9 para 2 is limited to an amount of € 3.40 per kilogram; for other damage than that arising from loss of or damage to the goods, such as consequential damage, business stagnation or immaterial damage, the carrier is not liable on the ground of the contract of carriage.

2. The number of kilograms as basis for the calculation of the amount mentioned in para 1 is the weight of the damaged or not delivered object as specified in the consignment note.

3. If the carrier is liable because he did not deliver within the reasonable period mentioned in article 9 para 3, the compensation for delay in delivery is limited to once the freight; if the period mentioned in article 9 para 3 has been agreed in writing, the compensation is limited to twice the freight.

4. The expenses for expertise research, for salvage and other costs which have been spent to establish and realise the value of the damaged or lost goods and of those delivered with delay are considered as diminishment of value.

5. If the carrier is liable because of non-compliance with his obligation stemming from the articles 8:1115 para 2 and 8:118 para 3 BW, or the articles 6 para 1, 19 para 4, 21 or 25 of these conditions, a compensation due by the carrier on this account shall not exceed the compensation which he would be due in case of total loss of the goods concerned.

Article 14 Intention to cause damage and conscious recklessness

An act or an omission by whomever, except the carrier himself, done either with the intention to cause damage, or recklessly and in awareness that this damage was likely to follow from it, does not deprive the carrier of his right of appealing to any exoneration or limitation of his liability.

Article 15 Notice of damage

1. If the goods are delivered by the carrier showing apparent damage or shortage and the consignee does not, on receipt of the goods or immediately thereafter, communicate to the carrier a reservation in writing, specifying the general nature of the damage or the shortage, then the carrier is presumed to have delivered the goods in the same condition as in which he has received them.

2. If the damage or the shortage are not apparent and the consignee has not, within one week after acceptance of the goods, communicated to the carrier a reservation in writing, specifying the general nature of the damage or the shortage, then the carrier is likewise presumed to have delivered the goods in the same condition as in which he has received them.

3. If the goods are not delivered within a reasonable or an agreed period and the consignee has not, within one week after acceptance of the goods, communicated to the carrier a reservation in writing, specifying that the goods have not been delivered within this period, then the carrier is presumed to have delivered the goods within this period.

Article 16 Right to claim

Both the sender and the consignee have the right opposite the carrier of claiming delivery of the goods in accordance with the obligations of the carrier.

Article 17 Cash on delivery (COD)

1. Parties may agree that the goods will burdened by a COD amount which, however, shall not exceed the invoice value of the goods. In that case the carrier may deliver the goods only after preceding payment of the COD amount in cash, unless the sender has authorised the carrier to accept some other form of payment.

2. If after notice of arrival the consignee does not appear to pay the COD amount in accordance with the form of payment as prescribed by the sender to the carrier, then the carrier must ask the sender for further instructions. The costs connected with asking for

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instructions are for account of the sender. The carrier must follow up the instructions given to him, in so far as this is reasonably possible, against compensation of costs and possibly a reasonable reward, unless these costs have arisen from his fault. If the sender gives instructions to the effect that delivery must be undertaken in devotion of previously given instructions relating to payment, then the former ones must be given in writing to the carrier. In absence of instructions the stipulations of article 21 apply in similar manner.

3. The carrier is obliged after delivery of a COD consignment and transfer of the amount to him to remit the COD amount without delay but in any event within two weeks to the sender or to have it turned over to his bank or giro account.

4. The period of two weeks mentioned in para 3 starts on the day of delivery of the goods.

5. The consignee who at the time of delivery knows that the goods are burdened by a COD amount is obliged to pay to the carrier the amount which the latter is due to the sender.

6. If the goods have been delivered without the COD amount having been cashed in advance, the carrier is obliged to compensate the sender for the damage to the maximum of the COD amount, unless he proves that there was no fault on his part or on the part of his employees. This obligation does not affect his right of recourse against the consignee.

7. The COD fee due is for the account of the sender.

8. All claims against the carrier stemming from a COD condition are limited to one year, counting from the commencement of the day following the day when the goods were delivered or ought to have been delivered.

Article 18 Reservations of the carrier

In application of the present conditions the carrier reserves the right:

(a) to carry the goods by means of the vehicles which are appropriate in his judgement and to keep them if necessary in such vehicles, storage rooms or places as he thinks fit, irrespective of whether these vehicles, storage rooms of places belong to the carrier or third parties;

(b) to have the free choice of the itinerary for carriage, and likewise to deviate from the customary itinerary. He is also entitled to call on places as he thinks fit for the operation of his enterprise.

Article 19 Prevention after receipt

1. If upon receipt of the goods by the carrier the carriage cannot reasonably or within a reasonable delay commence, continue or be completed, the carrier is obliged to communicate this to the sender. Both carrier and sender have then the right to give notice of termination of the contract.

2. Giving notice of termination shall be done by a communication in writing to the other party and the contract then terminates on the moment of receipt of this communication.

3. The carrier is not obliged to effect further carriage to the place of destination and is entitled to unload the goods and store those at a place fit for the purpose; the sender is entitled to take possession of the goods. The expenses made with respect to the goods in connection with the termination are for account of the sender, under reservation of para 4.

4. Except for force major the carrier is obliged to compensate the sender for the damage which he has suffered as a result of the termination of the contract.

Article 20 Stack-on transport, through transport

1. If part of the carriage, either or not after transhipment of the goods, is performed by inland waterways, the liability of the carrier for this part is defined by the articles 9 and 13 of the Algemene Veerboot- en Beurtvaartcondities.

2. If, after delivery of the goods which he has carried, the carrier commits himself to have the goods carried onwards, he does so as forwarder and his liability in this capacity is then limited to € 3.40 per kilogram of the goods damaged or lost; no further compensation for whatever damage shall be due.

CTI/ Movianto Nederland

Article 21 Storage in case of the consignee not showing up

1. If, after notice of arrival of the goods, the consignee does not show up, if he does not begin taking delivery of the goods, if he does not continue regularly and with proper speed taking delivery of the goods, if he refuses to accept the goods or to sign for receipt, the carrier may store the goods for account and risk of the sender, respecting reasonable diligence, in a way and place of his determination, if necessary also in the parked vehicle in which the goods were carried; the carrier is obliged to inform the sender.

2. While respecting para 1, the carrier may also proceed to storage or parking, if establishing security as in article 23 para 5 is refused, or if a dispute arises over the amount or the nature of the security to be established.

3. Except in case of seizure, the goods may be sold publicly or privately for account of the sender without need of any judicial permission, but only after expiry of one week after a notice in writing by registered mail to the sender of the intention to sell.

4. The sale may be effected without respect of any delay and without preceding notice if the goods are perishable or storage may be detrimental or give rise to damage or danger for the vicinity. If no preceding notice was given, the carrier is obliged to inform the sender of the sale afterwards.

5. With regard to live stock the delay meant in para 3 amounts three days, subject to the right of the carrier to proceed to the sale without respecting any delay and without preceding notice if the condition of the live stock so warrants. If no preceding notice was given, the carrier is obliged to inform the sender of the sale afterwards.

6. The carrier keeps the revenue of the goods sold, after deduction of the amount of a possible COD and a fee due to the carrier in connection therewith and of all which is due to the carrier in connection with the goods sold, as freight as well as the costs or storage and parking as other costs and damages, available to the sender during six months following the acceptance of the goods for carriage, at the expiry of which delay he shall put the amount so kept available in judicial custody.

Article 22 Storage before, during and after carriage

If sender and carrier agree that the carrier will store the goods before or during the carriage as agreed, or will do so on completion of the carriage, such storage is effected under application of the Algemene Opslagvoorwaarden, pursuant to which sender and carrier are respectively considered the person who gives (something) into custody and the custodian.

Article 23 Right of lien

1. The carrier has a right of lien on goods and documents in his possession in connection with the contract of carriage against any person who demands delivery of same. This right does not fall to him if, at the moment of receipt of the goods for carriage, he had reason to doubt the right of the sender to make the goods available for carriage to him.

2. The right of lien applies likewise to what burdens the goods by way of COD as well as to the COD fee to which he is entitled, in regard to which he is not obliged to accept security.

3. The carriage may also exercise the right of lien against the sender for reason of what is yet due to him in connection with previous contracts of carriage.

4. Likewise, the carrier may exercise the right of lien against the consignee who in this capacity became a party to previous contracts of carriage for reason of what is yet due to him in connection with these contracts.

5. If when settling the invoice a dispute arises over the amount due or if there is need for a calculation to be made for the determination of what is due that cannot be made quickly, then the one who demands delivery is obliged to pay forthwith the part which the parties agree is due and to put up security for the part in dispute or the amount of which has not yet been fixed.

CTI/ Movianto Nederland

Article 24 Right of pawn

1. All the goods, documents and currency values in possession of the carrier in connection with the contract of carriage serve him as pawn for all claims which he has against the sender.

2. Except for the cases in which the sender is in a state of bankruptcy or in which he has been granted suspension of payment or in which he has been declared subject to a debt reorganisation scheme for natural persons, the carrier has never the right to sell the objects in pawn without permission by the court of justice in accordance with art.3:248 para 2 BW.

Article 25 Lost goods

If the goods have not been delivered within thirty days from the day when they were accepted for carriage and if it is not known where they are, the goods will be considered as lost. If, within one year after the carrier has paid compensation for non-delivery of the goods to the person who was entitled to delivery of same, these goods or some of them appear to be (again) in possession of the carrier, the latter is obliged to communicate in writing this circumstance to the sender or the consignee, whichever has expressed the wish to this effect in writing, and then the sender respectively the consignee has the right during thirty days from receipt of such communication to demand as yet delivery of these goods against reimbursement of the compensation he has received. The same applies if the carrier has paid no compensation for non-delivery, subject however to the period of one year to start from the day after the one when the goods ought to have been delivered. If the sender or the consignee respectively does not avail himself of this right, article 21 applies.

Article 26 Safeguarding; Himalaya clause

1. The sender who has failed to meet whatever obligation which the law or these conditions impose on him is obliged to safeguard the carrier against all damages which he might suffer as a result of this non-compliance when he is held liable by a third party on account of the carriage of the goods.

2. When assisting servants and agents of the carrier are held liable on account of the carriage of the goods, these persons may invoke each liability limitation and/or exoneration which the carrier can invoke on the basis of these conditions or any other legal or contractual rule.

Article 27 Interest for delay

Parties are due legal interest according to art. 6:119 BW on an amount due.

Article 28 Limitation

1. All judicial claims based on or related to the contract of carriage are limited to one year.

2. In so far as a carrier seeks recourse against a person whose services the carrier has used in completing the contract of carriage to recoup what the carrier is due to the sender or the consignee a new limitation period of three months begins from the moment as stipulated in art. 8:1720 para 1 BW.

Article 29 Arbitration

All disputes arising between the parties in connection with the present contract of carriage may be solved in accordance with the Reglement of the Stichting Arbitrage voor Logistiek (rules of the foundation arbitration in logistics), domiciling at The Hague, the Netherlands.

CTI/ Movianto Nederland

APPENDIX 5:

TRANSPORT EN LOGISTIEK NEDERLAND

GENERAL CONDITIONS OF PAYMENT

Concerning payments of transport, storage and other logistic activities, entrusted to the carrier, as filed with the registry of the district court (Arrondissementsrechtbank) of The Hague on 1 October 1993, filenumber 238.

ARTICLE 1	PAYMENT

1.	Carriage rate and further costs that affect the price of the goods are payable at the moment when the sender / consignor either hands out the consignment note to the carrier or at the moment when the carrier accepts the contract of carriage.

2.	If the goods are consigned ‘carriage forward’, the consignee has to pay the carriage rate and the costs, which are due for other reasons with regard to the transport as well as further costs that affect the price of the goods, at the moment of delivery; in the event the consignee has not paid these costs at first demand the sender / consignor remains severally liable for payment.

3.	If the carrier – except in such cases where the goods are consigned ‘carriage forward’ at the request of the sender / consignor charges the consignee or a third party with the carriage rate and the costs, which are due for other reasons with regard to the transport as well as further costs that affect the price of the goods in relation to the executed transport, the sender / consignor remains chargeable for payment of these costs, if the consignee or third party has not paid the costs at first demand.

4.	If the carrier sends an invoice, the debtor is obliged to pay the carriage rate within fourteen days after date of invoice.

5.	Invoices are considered as being accepted and found in order by the debtor, when the carrier has not received a written complaint within 8 days after date of invoice.

6.	If the debtor is in default, the carrier is entitled to the legal interest as well as all amounts overdue to him.

7.	Possible payments will first be deducted from the legal interest and then from the other amounts overdue to him.

ARTICLE 2	COMPENSATION

The sender / consignor shall not compensate costs, which the carrier charges him by virtue of any contract concluded with him, unless the carrier has consented to the claim in writing.

ARTICLE 3	COLLECTION

1.	In default of payment by the debtor the carrier can proceed to collection of all necessary judicial and extra judicial costs. Extra judicial costs, with a minimum of 15% of the amounts overdue, are chargeable from the moment the debtor is in default and the claim has been passed on.

2.	As for the extent of the extra judicial costs, the expenses of the lawyer, bailiff or collecting agency in charge are regarded as proof.

ARTICLE 4 RETENTION LIENS

1.

The carrier shall have a retention lien with regard to goods and documents which he holds in his possession in order to fulfil the contract against anyone who demands their delivery. However, the carrier can not execute this lien against a third party, if he, at the

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moment of collection of the goods, had doubts about the sender’s / consignor’s right towards this third party to present the goods for transport.

2.	The carrier shall have a retention lien against the sender / consignor or the consignee with regard to goods, money and documents for the charges which are or will become payable to him as a result of the transport of the goods.

3.	The carrier shall also have the retention lien with regard to goods which are sent cash on delivery.

4.	The carrier shall have the retention lien, as defined under conditions 4.2. and 4.3. hereof as well with regard to goods that are in his charge in connection with previous transports.

5.	As long as the goods have not reached their place of destination, the carrier is entitled to request from the sender / consignor that security be given for the carriage and all claims which he has or will get at the expense of the sender / consignor, as well as the right to postpone the departure of the vehicle or to suspend a going transport until his request to give security has been granted.

6.	The carrier shall not in any circumstance be liable for possible damage, occurring as a result of postponement or suspension as mentioned under condition 4.5. hereof.

ARTICLE 5	RIGHT OF DISTRAINT

1.	All goods, documents and money the carrier has or will get as a result of whatever reason or for whatever means, can serve him as a right of distraint for all claims which he has or will get at the expense of the sender / consignor.

2.	In case of non-settlement of the claim, the security can be sold in public or privately, prevailing consensus has been reached after the carrier has gained authority to sell.

ARTICLE 6	REPLACING SECURITY / POSTPONEMENT OF PAYMENT

1.	Towards the carrier the debtor can never appeal to any postponement of payment, which he has been granted for previous deliveries either explicitly or inexplicitly and which surpasses the term of 14 days.

2.	In case the sender / consignor or a third party, acting on behalf of the sender / consignor, pays an irrevocable bank guarantee, which has been accepted by the carrier for claims mentioned under the conditions 4.5. (suspension) and article 5.1. (distraint) hereof, all carrier’s claims, arising from the conditions 4 (retention lien and suspension) and 5 (right of distraint) will expire.

ARTICLE 7	CHANGE OF ADDRESS

1.	The sender / consignor is obliged to keep the carrier informed about the address, where he can be contacted.

2.	The carrier shall not in any circumstance be liable for any damage, resulting from the sender’s / consignor’s non-compliance with the obligation of article 7.1.

ARTICLE 8

These general conditions can be quoted as “Transport en Logistiek Nederland general conditions of payment”.

Transport en Logistiek Nederland

Plein van de Verenigde Naties 15

2719 EG Zoetermeer

Postal address:

CTI/ Movianto Nederland

P.O. Box 3008, 2700 KS Zoetermeer

Transport en Logistiek Nederland likes to point out that this is a translation of the original text, as filed with the registry of the district court (Arrondissementsrechtbank) of the Hague on 1 October 1993, filenumber 238. Only the original Dutch text is binding.

CTI/ Movianto Nederland

APPENDIX 6:

APPROVED SUBCONTRACTORS MOVIANTO

Name and address of Sub-Contractor	Registered address	Product/service description
Movianto Belgium NV	Industrielaan 27 9320 Aalst Belgium	Transport Supplier

Movianto Transport Solutions Limited	The Morewood Centre Wallis Way Bedford MK42 0PE United Kingdom	Transport Supplier

TNT Express Nederland B.V.	Meidoornkade 14 3992 AE Houten The Netherlands	Transport Supplier

United Parcel Service Nederland BV	Deccaweg 16 1042 AD Amsterdam The Netherlands	Transport Supplier

C&J Credit Services Credico Group	Molenaarsstraat 23 B-9000 Gent Belgium	Credit Services iController iBiller

CTI/ Movianto Nederland

APPENDIX 7:

CLIENT CONTACT LIST

TITLE	NAME	TELEPHONE Office	TELEPHONE (MOBILE) Out of Office	EMAIL ADDRESS

VP Tech Dev., Manufacturing & Supply Chain	Benir Ruano	+1 206 272 4485	+1 206 384 8104	bruano@ctiseattle.com

Sr. Supply Chain Planner	Wahab Zemouri	+1 206 272 4476	+1 206 335 0585	wzemouri@ctiseattle.com

Emergency Number 24/7/65		00 + 44 + 800-088-5356

CTI/ Movianto Nederland

APPENDIX 8:

MOVIANTO NEDERLAND CONTACT LIST

TITLE	NAME	TELEPHONE Office	TELEPHONE Out of Office	EMAIL ADDRESS
Qualified Person	Floris van Haselen	+31 412-406 433	mobile +31 612 140 307	floris.vanhaselen@movianto.com
Managing Director	Patrick Esselaar	+31 412 406 420	mobile +31 654 977 407	patrick.esselaar@movianto.com
Operations Manager	Mark Kleijn	+31 412 406 421	home +31 486 464 335 mobile +31 646 346 455	mark.kleijn@movianto.com
Finance Manager	Dries Snaet	+32 9 242 89 63	mobile +32 479 29 34 60	dries.snaet@movianto.com
ICT Manager	Pieter Aernoudt	+32 9 242 89 64	mobile +32 476 78 94 90	pieter.aernoudt@movianto.com
EMERGENCY NUMBER 24/7/365		+31 412 406 429

CTI/ Movianto Nederland

APPENDIX 9: FUNCTIONAL SPECIFICATIONS

Functional Specification (FS)

CTI Life Sciences Limited (CTILS)

Document #:	Form SOP_4	Creation Date:	03/08/2012
Revision #:	1.6	Supersedes:	1.5

Approval Signatures:

Author	R. Selinka Movianto Prince team

		Date	Signature

Review	C. Sieber Prince team	Date	Signature

Approved	CTILS	Date	Signature

CTI/ Movianto Nederland

TABLE OF CONTENTS

1	Introduction			71

2	Overview			71

3	Realization of User Requirements			71

4	Functional Specifications			72
	4.1	Interfaces		73
		4.1.1	Report: AR detail aging	73
		4.1.2	Report: AR reconciliation trial balance	73
		4.1.3	Report: Cash receipt report	74
		4.1.4	Report: Credit note report	75
		4.1.5	Interface: Goods Receipt XML and CSV format	75
		4.1.6	Interface: Sales report (invoice) XML and CSV format	76
		4.1.7	Interface: Deliveries (Despatch Confirmation) XML and CSV format	77
		4.1.8	Interface: Inventory (Stock Level) XML and CSV format	78
		4.1.9	Interface: Inventory Returns XML and CSV format	78
	4.2	Infrastructure		80
	4.3	Organization		80
	4.4	Regulatory		80

5	Glossary			81

6	References			81

7	Revision History			81

CTI/ Movianto Nederland

1.	Introduction

CTI will be a new client for the business in the Netherlands.

2.	Overview

N/A

3.	Realization of User Requirements

The requirements from CTI are described in the file: overview CTI reports.xls.

An overview is also provided:

Report name	Type of report	Data needed	How will it be made available to CTI?
AR Detail aging	Financial	As specified in 4.1.1.1	Email
AR Reconciliation_Trial Balance	Financial	As specified in 4.1.2.1	Email
Cash Receipt	Financial	As specified in 4.1.3.1	Email
Credit note report	Financial	As specified in 4.1.4.1	Email
Goods receipt	Inventory	As specified in 4.1.5.1	Interface (XML/CSV) via sFTP
Sales Report (Invoice)	Sales report	As specified in 4.1.6.1	Interface (XML/CSV) via sFTP
Deliveries (Despatch Confirmation)	Inventory	As specified in 4.1.7.1	Interface (XML/CSV) via sFTP
Inventory (Stock level)	Inventory	As specified in 4.1.8.1	Interface (XML/CSV) via sFTP
Inventory Returns	Inventory	As specified in 4.1.9.1	Interface (XML/CSV) via sFTP

Note:

Customer database to be provided by a third party as agreed in writing by the parties.

GoLive has to be in the week of the 10th of September 2012

XML files from October, 10th 2012

CTI/ Movianto Nederland

4.	Functional Specifications

Financial report files will be provided as “csv”-files, tagged delimited with a “;” (semicolon) and the appropriate filename and sent out per mail (addresses provided by CTI).

All interface files will be sent as XML files, also with an appropriate filename, send out via sFTP.

The “csv” files are needed for the GoLive date – Sept 10th 2012. XML files are needed for October 10th 2012.

Only the financial reports (AR detail, AR reconciliation, Cash receipt, and Credit note) need to be emailed. The emailed financial reports (AR detail, AR reconciliation, Cash receipt, and Credit note) need to be in both “csv” and PDF format. The delivery emails for the financial reports are:

Commercial@ctiseattle.com with SLeesman@ctiseattle.com as a backup.

For an interim time (solution), we agreed that Movianto will send only csv-files (also for the interfaces) from Movianto via sFTP to CTI.

For the interface files, we need both XML and “csv” formats to be delivered via sFTP. The delivery of the “csv” files will not stop after the XML interface files are in place.

It might be the case that the XML files will look different to the csv files send out during the interim time.

The timestamp is defined as follows: YYYYMMDDHHMMSSSS

Example: 2012080609482321

This will be used to have a specific key for the file names.

CTI/ Movianto Nederland

4.1	Interfaces

4.1.1	Report: AR detail aging

Filename: ARdetail_YYYYMMDDHHMMSSSS.csv, ARdetail_YYYYMMDDHHMMSSSS.pdf

Scheduled: Weekly, additionally on monthly basis on the first day of the next month. The monthly basis report should include only data for the previous month.

Mail: Addresses will be provided by CTI

4.1.1.1	Outgoing data

Elements:

•	Customer name

•	Business Area

•	Customer Number

•	Country

•	Postal code

•	City

•	Street

•	Currency

•	Invoice number

•	Invoice date

•	Due date

•	Terms of payment

•	Total AR Outstanding

•	AR Current

•	001 - 030 OVERDUE

•	031 - 060 OVERDUE

•	061 - 090 OVERDUE

•	091 - 180 OVERDUE

•	181 - 360 OVERDUE

•	361 - XX OVERDUE

•	Total Overdue

•	Customer % of Overdue

•	Customer % of Total Outstanding

•	DSO per invoice date

•

Totals (AR Outstanding , AR Current, 001 - 030 OVERDUE, 031 - 060 OVERDUE, 061 - 090 OVERDUE, 091 - 180 OVERDUE, 181 - 360 OVERDUE, 361 - XX OVERDUE, Customer % of Overdue, Customer % of Total Outstanding)

The report will be provided by the finance tool of Movianto NL and will be sent via mail.

4.1.2	Report: AR reconciliation trial balance

Filename: ARrecon_YYYYMMDDHHMMSSSS.csv, ARrecon_YYYYMMDDHHMMSSSS.pdf

CTI/ Movianto Nederland

Scheduled: Monthly on the first day of the next month. The monthly basis report should include only data for the previous month.

Mail: Addresses will be provided by CTI

4.1.2.1	Outgoing data

Elements:

•	Account

•	Accounting description

•	BalCarFor-y description: Balance for the year

•	BalCarFor-m description: Balance for the month

•	Debit

•	Credit

•	Month balance

•	Cum. balance description: Cumulative balance

•	Totals (Credit, Debit, Month balance, Cum. balance)

The report will be provided by the finance tool of Movianto NL and will be sent via mail

4.1.3	Report: Cash receipt report

Filename: Cash_YYYYMMDDHHMMSSSS.csv, Cash_YYYYMMDDHHMMSSSS.pdf

Scheduled: Weekly, additionally on monthly basis on the first day of the next month. The monthly basis report should include only data for the previous month.

Mail:

4.1.3.1	Outgoing data

Elements:

•	Receipt Number

•	Card Code

•	Card Name

•	Address

•	Doc Date

•	Invoice number

•	Bank code

•	Bank account

•	Payment reference

•	Amount

•	Currency

•	Totals (Amount)

The report will be provided by the finance tool of Movianto NL and will be sent via mail.

CTI/ Movianto Nederland

4.1.4	Report: Credit note report

Filename: CNR_YYYYMMDDHHMMSSSS.csv, CNR_YYYYMMDDHHMMSSSS.pdf

Scheduled: Weekly additionally on monthly basis on the first day of the next month. The monthly basis report should include only data for the previous month.

4.1.4.1	Outgoing data

Elements:

•	Year

•	Month

•	Week

•	Client code

•	Client name

•	Doc number

•	Doc status

•	Picking date

•	Reference

•	Interfaced

•	Card Code

•	Card Name

•	StreetS

•	Zip CodeS

•	CountryS

•	StreetB

•	Zip CodeB

•	CountryB

•	Item Code

•	Item Name

•	Total records

The report will be provided by the finance tool of Movianto NL and will be sent via mail

4.1.5	Interface: Goods Receipt XML and CSV format

Filename: GR_YYYYMMDDHHMMSSSS.xml, GR_YYYYMMDDHHMMSSSS.csv

Scheduled: Daily 11pm CET

4.1.5.1	Outgoing data

Elements:

•	Year

•	Month

•	Day

•	Client code

•	Client name

•	ASN number

CTI/ Movianto Nederland

•	Document date

•	Item code (SKU)

•	Item description

•	Quantity (units)

•	Quality Status (released (available), on hold (blocked), rejected, quarantine)

•	Batch number

•	Expiry date

•	Warehouse code

•	Total quantity (units) of all lines (footer section)

The data will be sent via the existing standard interface from NL to Prince. Prince will create the report and send the files to CTI using the established sFTP connection between Prince and CTI.

4.1.6	Interface: Sales report (invoice) XML and CSV format

Filename: SALE_YYYYMMDDHHMMSSSS.xml, SALE_YYYYMMDDHHMMSSSS.csv

Scheduled: Daily 11pm CET

4.1.6.1	Outgoing data

Elements:

•	Year

•	Month

•	Day

•	Client code

•	Client name

•	Invoice number

•	Order number

•	Bill To Name

•	Bill To Street

•	Bill To Zip code

•	Bill To city

•	Bill To country

•	Item code (SKU)

•	Item Name

•	Quantity (units)

•	Line price (quantity * unit price)

•	Total quantity (units) of all lines (footer section)

The data will be sent via the existing standard interface from NL to Prince. Prince will create the report and send the files to CTI using the established sFTP connection between Prince and CTI.

CTI/ Movianto Nederland

4.1.7	Interface: Deliveries (Despatch Confirmation) XML and CSV format

Filename: DESP_YYYYMMDDHHMMSSSS.xml, DESP_YYYYMMDDHHMMSSSS.csv

Scheduled: Daily 11pm CET

4.1.7.1	Outgoing data

Elements:

•	Year

•	Month

•	Day

•	Client code

•	Client name

•	Order Number

•	Dispatch date

•	ShipTo Name

•	ShipTo Street

•	ShipTo Zip code

•	ShipTo city

•	ShipTo country

•	Item code (SKU)

•	Item Name

•	Quantity ordered

•	Quantity shipped (units)

•	Batch

•	Total quantity (units) of all lines (footer section)

The data will be sent via the existing standard interface from NL to Prince. Prince will create the report and send the files to CTI using the established sFTP connection between Prince and CTI.

CTI/ Movianto Nederland

4.1.8	Interface: Inventory (Stock Level) XML and CSV format

Filename: SL_YYYYMMDDHHMMSSSS.xml, SL_YYYYMMDDHHMMSSSS.csv

Scheduled: Daily 11pm CET

4.1.8.1	Outgoing data

Elements:

•	Year

•	Month

•	Day

•	Item code (SKU)

•	Item description

•	Batch

•	Expiry date

•	Quantity

•	Quality Status

•	Total quantity (units) of all lines (footer section)

4.1.9	Interface: Inventory Returns XML and CSV format

Filename: RET_YYYYMMDDHHMMSSSS.xml, RET_YYYYMMDDHHMMSSSS.csv

Scheduled: Daily 11pm CET

4.1.9.1	Outgoing data

Elements:

•	Year

•	Month

•	Day

•	Client code

•	Client name

•	Item code (SKU)

•	Item Name

•	Expiry date

•	Description

•	Confirmation of full custody (shipped to)

•	Contact information from customer (returning)

•	Conformation of storage conditions

•	Confirmation of shipping conditions

•	Quantity Returned

CTI/ Movianto Nederland

•	Batch

•	Total quantity (units) of all lines (footer section)

The data will be sent via the existing standard interface from NL to Prince. Prince will create the report and send the files to CTI using the established sFTP connection between Prince and CTI.

CTI/ Movianto Nederland

4.2	Infrastructure

FS ID	Functional Specification	Reference
FST-10
FST-20

Technical communication

The communication between CTI and Movianto will be based on sFTP:

Prod:

http://sftp.celltherapeutics.com

Domain:              sftp.celltherapeutics.com

Movianto acts as a client

For security reasons, CTI has imported the Movianto key – tested and it is working fine.

Test:

See Prod

4.3	Organization

Contacts

•	Powell, Brian [bpowell@ctiseattle.com]

Senior Network Administrator (only for sFTP)

•	Lester, Deborah [dlester@ctiseattle.com]

Director, Information Technology

•	Stoychev, Stamen [sstoychev@ctiseattle.com]

Sr. Systems Analyst, IT (content)

•	Straub, Philipp [philipp.straub@movianto.com]

IT Admin Movianto Prince

•	Nebel, Jan [jan.nebel@movianto.com]

EKAM Movianto

•	Sieber, Cordula [cordula.sieber@movianto.com]

IT Project Lead Movianto Prince

•	Aernoudt, Pieter [Pieter.Aernoudt@movianto.com]

IT responsible in the Netherlands

4.4	Regulatory

N/A

CTI/ Movianto Nederland

5.	Glossary

N/A

6.	References

N/A

7.	Revision History

Revision #	Creation Date	Author	Comments
0.9	30/07/2012	Robert Selinka	New Document
1.0	31/07/2012	Cordula Sieber	Review
1.1	03/08/2012	Robert Selinka	Review on all comments in the call with CTI
1.2	06/08/2012	Cordula Sieber	Review
1.3	06/08/2012	Ruano Benir	Review with comments
1.4	07/08/2012	R. Selinka J. Nebel P: Aernoudt Stoychev, Stamen Lester, Deborah	Review and adjustments on the specs in the telco
1.5	07/08/2012	Stoychev, Stamen	Added csv and pdf reqs for reports and interfaces
1.6	08/08/2012	Nebel	Changed table